Exhibit 10.8 to
Form 10-Q











                                 $125,000,000


                               CREDIT AGREEMENT


                          Dated as of October 8, 1996

                                     among


                            ON COMMAND CORPORATION
                                as the Borrower

                                      and


                           THE LENDERS NAMED HEREIN

                                      and


                          NATIONSBANK OF TEXAS, N.A.
                          as the Administrative Agent

                            Exhibits and Schedules


Exhibits


Exhibit A   -     Form of Administrative Questionnaire
Exhibit B   -     Form of Assignment and Acceptance
Exhibit C   -     Form of Borrowing Request
Exhibit D-1 -     Form of Competitive Bid Request
Exhibit D-2       -     Form of Notice of Competitive Bid Request
Exhibit D-3       -     Form of Competitive Bid
Exhibit D-4       -     Form of Competitive Accept/Reject Letter
Exhibit E   -     Form of Application for a Letter of Credit
Exhibit F   -     Form of Compliance Certificate

Schedules



Schedule 2.01(a)        -     Short Term Commitments
Schedule 2.01(b)        -     Long Term Commitments
Schedule 3.08     -     Subsidiaries
Schedule 3.09     -     Litigation
Schedule 3.10     -     Restrictive Material Agreements
Schedule 3.14     -     Taxes Owed by Spectradyne and SpectraVision
Schedule 3.16     -     ERISA Disclosure
Schedule 3.18     -     Insurance
Schedule 3.20     -     Environmental Matters
Schedule 4.02(h)  -     Certain    Spectradyne    FCC    Licenses    not
Transferred
Schedule 6.01     -     Subsidiary Indebtedness
Schedule 6.02     -     Liens
Schedule 6.04     -     Investments
Schedule 7.0            -     Modification of the Reorganization Plan


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                               TABLE OF CONTENTS

      ARTICLE I

                                  Definitions

      SECTION 1.01.     Defined Terms......................................  1
      SECTION 1.02.     Terms Generally.................................... 20

      ARTICLE II

                                  The Credits

      SECTION 2.01.     Commitments........................................ 20
      SECTION 2.02.     Loans.............................................. 21
      SECTION 2.03.     Competitive Bid Procedure.......................... 23
      SECTION 2.04.     Borrowing Procedure................................ 25
      SECTION 2.05.     Evidence of Debt; Repayment of Loans............... 26
      SECTION 2.06.     Fees............................................... 27
      SECTION 2.07.     Interest on Loans.................................. 28
      SECTION 2.08.     Default Interest................................... 29
      SECTION 2.09.     Alternate Rate of Interest......................... 29
      SECTION 2.10.     Termination      and      Reduction     of
                    Commitments; Extension of the Short Term
             Revolving Loan Maturity Date....................... 30
      SECTION 2.11.     Conversion and Continuation of Borrowings.......... 31
      SECTION 2.12.     Prepayment......................................... 33
      SECTION 2.13.     Reserve     Requirements;     Change    in
            Circumstances.................................................. 35
      SECTION 2.14.     Change in Legality................................. 36
      SECTION 2.15.     Indemnity.......................................... 37
      SECTION 2.16.     Pro Rata Treatment................................. 38
      SECTION 2.17.     Sharing of Setoffs................................. 38
      SECTION 2.18.     Payments........................................... 39
      SECTION 2.19.     Taxes.............................................. 39
      SECTION 2.20.     Assignment  of  Commitments  Under Certain
                        Circumstances; Duty to Mitigate.................... 43
      SECTION 2.21.     Letters of Credit.................................. 44

      ARTICLE III

                        Representations and Warranties

      SECTION 3.01.     Organization; Powers............................... 48
      SECTION 3.02.     Authorization...................................... 48
      SECTION 3.03.     Enforceability..................................... 49
      SECTION 3.04.     Governmental Approvals............................. 49

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------------------------------------------------------------------------
                                       3
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      SECTION 3.05.     Financial Statements............................... 49
      SECTION 3.06.     No Material Adverse Change......................... 49
      SECTION 3.07.     Title  to  Properties;   Possession  Under
            Leases       49
      SECTION 3.08.     Subsidiaries....................................... 50
      SECTION 3.09.     Litigation; Compliance with Laws................... 50
      SECTION 3.10.     Agreements......................................... 50
      SECTION 3.11.     Federal Reserve Regulations........................ 51
      SECTION 3.12.     Investment  Company  Act;  Public  Utility
                        Holding Company Act................................ 51
      SECTION 3.13.     Use of Proceeds.................................... 51
      SECTION 3.14.     Tax Returns........................................ 51
      SECTION 3.15.     No Material Misstatements.......................... 51
      SECTION 3.16.     Employee Benefit Plans............................. 52
      SECTION 3.17.     Solvency........................................... 52
      SECTION 3.18.     Insurance.......................................... 52
      SECTION 3.19.     Labor Matters...................................... 53
      SECTION 3.20.     Environmental Matters.............................. 53
      SECTION 3.21.     Acquisition of Spectradyne......................... 54
      SECTION 3.22.     Survival    of     Representations     and
            Warranties, etc................................................ 54

      ARTICLE IV

                             Conditions of Lending

      SECTION 4.01.     All Credit Events.................................. 55
      SECTION 4.02.     First Credit Event................................. 55
      SECTION 4.03.     Increase of Long Term ............................. 58

      ARTICLE V

                             Affirmative Covenants

      SECTION 5.01.     Existence; Businesses and Properties............... 59
      SECTION 5.02.     Insurance.......................................... 59
      SECTION 5.03.     Obligations and Taxes.............................. 59
      SECTION 5.04.     Financial Statements, Reports, etc................. 60
      SECTION 5.05.     Litigation and Other Notices....................... 61
      SECTION 5.06.     Employee Benefits.................................. 61
      SECTION 5.07.     Maintaining     Records;     Access     to
                        Properties and Inspections......................... 61
      SECTION 5.08.     Use of Proceeds.................................... 62
      SECTION 5.09.     Compliance with Environmental Laws................. 62
      SECTION 5.10.     Compliance with Material Contracts................. 62

      ARTICLE VI

                              Negative Covenants

      SECTION 6.01.     Indebtedness  of the  Subsidiaries  of the
            Borrower     63
      SECTION 6.02.     Liens.............................................. 63
      SECTION 6.03.     Sale   and   Lease   Back    Transactions;
                        Off-Balance Sheet Financings....................... 64
      SECTION 6.04.     Investments,   Acquisitions,   Loans   and
            Advances     65
      SECTION 6.05.     Mergers,   Consolidations   and  Sales  of
            Assets       65
      SECTION 6.06.     Dividends        and        Distributions;
                     Restrictions on Ability of Subsidiaries
             to Pay Dividends................................... 66
      SECTION 6.07.     Transactions with Affiliates....................... 67
      SECTION 6.08.     Limitation on Restrictive Agreements............... 67
      SECTION 6.09.     Leverage Ratio..................................... 67
      SECTION 6.10.     Coverage Ratio..................................... 68
      SECTION 6.11.     Amendments to Organizational Documents.  .......... 68

      ARTICLE VII

                               Events of Default


      ARTICLE VIII

                           The Administrative Agent


      ARTICLE IX

                                 Miscellaneous

      SECTION 9.01.     Notices............................................ 74
      SECTION 9.02.     Survival of Agreement.............................. 76
      SECTION 9.03.     Binding Effect..................................... 76
      SECTION 9.04.     Successors and Assigns............................. 76
      SECTION 9.05.     Expenses; Indemnity................................ 80
      SECTION 9.06.     Right of Setoff.................................... 81
      SECTION 9.07.     Applicable Law..................................... 81
      SECTION 9.08.     Waivers; Amendment................................. 81
      SECTION 9.09.     Interest Rate Limitation........................... 82
      SECTION 9.10.     ENTIRE AGREEMENT................................... 82
      SECTION 9.11.     WAIVER OF JURY TRIAL............................... 83
      SECTION 9.12.     Severability....................................... 83
      SECTION 9.13.     Counterparts....................................... 83
      SECTION 9.14.     Headings........................................... 83
      SECTION 9.15.     Jurisdiction;   Consent   to   Service  of
            Process      83
      SECTION 9.16.     Confidentiality.................................... 84

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                            ON COMMAND CORPORATION

                                 $125,000,000

                               CREDIT AGREEMENT


      This CREDIT AGREEMENT (this "Agreement"), dated as of October 8, 1996, among ON COMMAND CORPORATION, a Delaware corporation (the "Borrower"), the Lenders (as defined in Article I hereof), and NATIONSBANK OF TEXAS, N.A., a national banking association, as issuing bank (in such capacity, the "Issuing Bank"), and as administrative agent (in such capacity, the "Administrative Agent") for the Lenders.

      The Borrower has requested the Lenders to extend credit in the form of revolving loans, competitive bid rate loans, and letters of credit (such letters of credit in an aggregate face amount not to exceed $10,000,000), in a maximum aggregate principal amount for all such facilities at any time outstanding not in excess of $125,000,000. The proceeds of the Loans are to be used to refinance existing indebtedness and for general corporate purposes of the Borrower and its Subsidiaries, including, without limitation, working capital and strategic acquisitions permitted under the terms hereof.

      The Lenders are willing to extend a $125,000,000 aggregate credit facility to the Borrower in the form of either revolving loans, competitive bid rate loans or letters of credit, as elected by the Borrower, in each case on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

      Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

      "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

      "ABR Loan" shall mean any Loan bearing interest at the Alternate Base Rate in accordance with the provisions of Article II hereof.

      "Acquisition"   shall  mean  the  acquisition  made  by  the  Borrower  in accordance with the terms of the Acquisition Agreement.

------------------------------------------------------------------------
      "Acquisition Agreement" shall mean that certain Acquisition Agreement by and among the Borrower, Ascent, the Official Creditors' Committee for SpectraVision, Inc. and Certain of its Subsidiaries, SpectraVision, Spectradyne and other Debtors named therein, dated as of August 13, 1996, as amended through the Closing Date.
------------------------------------------------------------------------

      "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, a simple per annum interest rate equal to the lesser of
(a) the Highest Lawful Rate and (b) the sum of (i) the quotient of (x) the LIBO Rate divided by (y) one minus the LIBOR Reserve Percentage, stated as a decimal, plus (ii) the Applicable Percentage. The Adjusted LIBO Rate shall apply to Interest Periods of one, two, three or six months, or, if determined available by the Administrative Agent, twelve months. The Adjusted LIBO Rate shall be subject to availability with respect to the Lenders and to Section 2.14 hereof. Once determined, the Adjusted LIBO Rate shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the LIBOR Reserve Percentage.

      "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.06(b) hereof.

      "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A hereto.

      "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

      "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the lesser of (a) the Highest Lawful Rate and (b) sum of (i) the Applicable Percentage, plus (ii) the greater of (A) the Prime Rate in effect on such day, and (B) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (B) of the preceding sentence, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its office in Dallas, Texas; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of Dallas, Texas or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Applicable Law" shall mean (a) in respect of any Person, all provisions of Laws of tribunals applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party and (b) in respect of contracts made or performed in the State of Texas, "Applicable Law" also means the laws of the United States of America, including, without limiting the foregoing, 12 USC Sections 85 and 86, as amended to the date hereof and as the same may be amended at any time and from time to time hereafter, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitations, Articles 5069-1.04 and 5069-1.07(a), Title 79, Revised Civil Statutes of Texas, 1925, as amended ("Art. 1.04"), and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided however, that pursuant to Article 5069-15.10(b), Title 79, Revised Civil Statutes of Texas, 1925, as amended, the Borrower agrees that the provisions of Chapter 15, Title 79, Revised Civil Statutes of Texas, 1925, as amended, shall not apply to the Loans hereunder.

      "Applicable Percentage" shall mean, for any day, with respect to any Eurodollar Loan or ABR Loan (other than any Eurodollar Competitive Loan), the applicable percentage set forth below under the caption "Eurodollar Margin" or "ABR Margin", as the case may be, based upon the Leverage Ratio, then in effect for purposes hereof:

                              Eurodollar        ABR
Leverage Ratio                  Margin          Margin

Category 1                        0.625%        0%

Greater than or equal
to 2.00 to 1.00

Category 2                        0.500%        0%

Greater than or equal to
1.00 to 1.00 but less than
2.00 to 1.00

Category 3                        0.375%        0%

Less than 1.00 to 1.00

      Except as set forth below, the Leverage Ratio utilized for purposes of determining the Eurodollar Margin and ABR Margin shall be that in effect as of the last day of the most recent fiscal quarter of the Borrower in respect of which financial statements have been delivered pursuant to this Agreement. From the date hereof until the earliest to occur of the initial delivery of financial statements pursuant to Section 5.04(a) or (b) hereof, the Borrower's failure to timely deliver such financial statements or the occurrence of an Event of Default, the Leverage Ratio shall be deemed to be within Category 1 above. The Applicable Percentage from time to time in effect shall be based on the Leverage Ratio from time to time in effect, and each change in the Applicable Percentage resulting from a change in (or the initial establishment of) the Leverage Ratio shall be effective with respect to all Loans, Commitments and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) hereof indicating such change to and including the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b) hereof, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Leverage Ratio shall be deemed to be in Category 1 above for purposes of determining the Applicable Percentage.

      "Application" shall mean any stand-by letter of credit application delivered to the Administrative Agent for or in connection with any Letter of Credit pursuant to Section 2.21 hereof, in the Administrative Agent's standard form for stand-by letters of credit, the form of which, on the Closing Date, is attached as Exhibit E hereto.

      "Art. 1.04" has the meaning specified in the definition of "Applicable Law".

      "Ascent"  shall  mean  Ascent   Entertainment   Group,  Inc.,  a  Delaware
corporation and majority owner of the Borrower.

      "Ascent Agreements" shall mean the Services Agreement, the Corporate Agreement and the Tax Sharing Agreement, in each case between the Borrower and Ascent, in the forms delivered to the Administrative Agent, as such agreements may hereafter be amended as permitted by, and in accordance with, the provisions of this Agreement.

      "Ascent Loan Facility" shall mean that certain loan facility to Ascent pursuant to that certain Amended and Restated Credit Agreement, dated the Closing Date from a group of financial institutions with the Administrative Agent as the administrative agent thereunder.
      "Asset  Disposition"  shall  have the  meaning  assigned  to it in
Section 6.05(b) hereof.

      "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B hereto or such other form as shall be approved by the Administrative Agent.

      "Attributable Debt" shall mean as of any date of determination, the present value (discounted semiannually at the interest rate set forth or implicit in the terms of such transaction, as determined by the principal accounting or financial officer of the Borrower) of the obligation of a lessee for rental payments pursuant to any Equipment Lease Transaction during the remaining term of such Equipment Lease Transaction (including any period for which the lease relating thereto has been extended), such rental payments not to include amounts payable by the lessee for maintenance and repairs, insurance, taxes, assessments and similar charges.

      "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

      "Borrowing" shall mean Loans of a single Type made by the Lenders in accordance with the terms hereof (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to
Section 2.03 hereof) on a single date and as to which a single Interest Period is in effect.

      "Borrowing Request" shall mean a request by the Borrower in accordance with the terms of Section 2.04 hereof and substantially in the form of Exhibit C hereto.

      "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in Dallas, Texas or New York, New York are authorized or required by Law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

      "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "Capital Stock" shall mean, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock of any Person that is a corporation and each class of partnership interests (including without limitation, general, limited and preference units) in any Person that is a partnership.

      A "Change in Control" shall be deemed to have occurred if (a) Ascent fails to own directly or indirectly, beneficially or of record, shares of Capital Stock of the Borrower representing 50.1% or more of the aggregate ordinary voting power of the Borrower, or (b) Ascent shall fail to control a majority of the seats on the Board of Directors of the Borrower.

      "Closing Date" shall mean the date of the first Credit Event.

      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "Commitment" shall mean, with respect to each Lender, such Lender's Short Term Commitment and Long Term Commitment.

      "Commitment Fee" shall have the meaning assigned to such term in Section 2.06(d) hereof.

      "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03(b) hereof in the form of Exhibit D-3 hereto.

      "Competitive Bid Accept/Reject Letter" shall mean a notification made by the Borrower pursuant to Section 2.03(d) hereof in the form of Exhibit D-4 hereto.

      "Competitive Bid Rate" shall mean, as to any Competitive Bid, (i) in the case of a Eurodollar Loan, the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

      "Competitive Bid Request" shall mean a request made by the Borrower pursuant to Section 2.03(a) hereof in the forte of Exhibit D-1 hereto.

      "Competitive Borrowing" shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 2.03 hereof.

      "Competitive Loan" shall mean a Loan from a Lender to the Borrower pursuant to the bidding procedure described in Section 2.03 hereof. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan.

      "Compliance    Certificate"   shall   mean   a   compliance   certificate,
substantially in the form of Exhibit F hereto, and certifying that there exists no Default or Event of Default at the time of delivery thereof.

      "Consolidated Assets" shall mean, with respect to the Borrower and its Subsidiaries, at any date, the consolidated total assets of the Borrower and its Subsidiaries at such date, as determined in accordance with GAAP.

      "Consolidated Cash Interest Expense" shall mean, for any period of determination, the gross interest expense of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding any amounts not paid or not required (whether during or after such period) to be paid in cash. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net cash payments made or received by the Borrower with respect to rate protection agreements entered into as a hedge against interest rate exposure. Gross interest expense shall be calculated in accordance with GAAP as in effect and applied by the Borrower on the date of this Agreement and, accordingly, shall exclude the effects of any changes in GAAP or its application by the Borrower after the date hereof.

      "Consolidated Liabilities" shall mean, with respect to the Borrower and its Subsidiaries, at any date, the consolidated total liabilities of the Borrower and its Subsidiaries at such date, as determined in accordance with GAAP.

      "Consolidated Tangible Net Worth" shall mean, at any date, with respect to the Borrower and its Subsidiaries on a consolidated basis, the excess of the Consolidated Assets over Consolidated Liabilities excluding, however, from the determination of Consolidated Assets (a) except as otherwise provided in the provision hereto, all assets which would be classified as intangibles under GAAP, including goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), organizational expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof and (b) treasury stock held as an asset.

      "Consolidated Total Indebtedness" shall mean, for any Person, all Indebtedness of such Person and its consolidated subsidiaries (other than Indebtedness referred to in clause (h) of the definition of such term), determined on a consolidated basis in accordance with GAAP.

      "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling and "Controlled" shall have meanings correlative thereto.

      "Corporate Restructuring" shall mean that series of transactions consisting of the Merger, the Acquisition and the Reorganization Plan, and the related issuance of the Borrower's Capital Stock and Warrants for the Capital Stock of the Borrower, as each is described in the S-4 Registration Statement.

      "Coverage Ratio" shall mean, on any date for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) EBITDA for the four most recently completed consecutive fiscal quarters, to (b) Consolidated Cash Interest Expense of the Borrower and its Subsidiaries for the four most recently completed consecutive fiscal quarters.

      "Credit  Event"  shall have the  meaning  assigned to such term in Section
4.01 hereto.

      "Debtor Relief Laws" shall mean applicable bankruptcy, reorganization, moratorium, or similar Laws, or principles of equity affecting the enforcement of creditors' rights generally.

      "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

      "dollars" or "$" shall mean lawful money of the United States of America.

      "EBITDA" shall mean, with respect to any Person and its subsidiaries on a consolidated basis for any period, the consolidated net income of such Person and its subsidiaries for such period, computed in accordance with GAAP, plus, to the extent deducted in computing such consolidated net income and without duplication, the sum of (a) income tax expense, (b) interest expense, (c) depreciation and amortization expense, (d) allocation of income to minority interests in earnings of consolidated subsidiaries and (e) extraordinary losses (including restructuring provisions) during such period minus, to the extent added in computing such consolidated net income and without duplication, (y) extraordinary gains during such period and (z) allocation of losses to minority interests in earnings of consolidated subsidiaries. EBITDA shall be calculated in accordance with GAAP as in effect and applied by the Borrower on the date of this Agreement and, accordingly, shall exclude the effects of any changes in GAAP or its application by the Borrower after the date hereof.

      "EDS Agreement" shall mean the Agreement among SpectraVision, Electronic Data Systems Corporation and EDS Technical Products Corporation, dated as of August 5, 1996.

      "Environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

      "Equipment Lease Transaction" shall mean any transaction or arrangement (other than (a) a Capital Lease Obligation reflected as such on the consolidated financial statements of the Borrower or (b) an operating lease) (i) pursuant to which the Borrower or any of its Subsidiaries sells or transfers any equipment or fixtures used or useful in its business, whether now owned or hereafter acquired, to any other Person, and thereafter rents or leases such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred or (ii) pursuant to which the Borrower or any of its Subsidiaries rents or leases from any other Person any equipment or fixtures used or useful in its business and which, although not required to be accounted for as a Capital Lease Obligation, in substance represents the financing of the acquisition of such property by the Borrower or such Subsidiary.

      "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, consent decree, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the Environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

      "Environmental Law" shall mean any and all applicable present and future treaties, Laws, codes, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. " 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. " 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. " 1251 et seq., the Clean Air Act of 1970, 42 U.S.C. " 7401 et seq., as amended, the Toxic Substances Control Act of 1976, 15 U.S.C. " 2601 et seq., the Occupational Safety and Health Act of 1970, as amended by 29 U.S.C. " 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. " 11001 et seq., the Safe Drinking Water Act of 1974, as amended by 42 U.S.C. " 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. " 5101 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

      "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

      "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

      "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA upon the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; and (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable.

      "Eurodollar   Borrowing"  shall  mean  a  Borrowing  comprised  of
Eurodollar Loans.

      "Eurodollar   Competitive   Borrowing"   shall  mean  a  Borrowing
comprised of Eurodollar Competitive Loans.

      "Eurodollar Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

      "Eurodollar Loan" shall mean any Eurodollar Revolving Loan or Eurodollar Competitive Loan.

      "Eurodollar Revolving Loans" shall mean Revolving Loans bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II hereof.

      "Event of Default" shall have the meaning assigned to such term in Article VII hereof.

      "Facility Fee" shall have the meaning assigned to such term in Section 2.06(a) hereof.

      "Fee Letters" shall mean that certain Fee Letter dated October 8, 1996, between the Borrower and the Administrative Agent, and any other fee letters executed from time to time among the Borrower, the Administrative Agent and the Lenders, as each may be amended, extended, increased, revised or substituted from time to time.

      "Fees" shall mean the Facility Fees, the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

      "Financial  Officer"  of any  corporation  shall mean the chief  financial
officer,   principal  accounting  officer,   Treasurer  or  Controller  of  such
corporation.

      "Fixed Rate Borrowing" shall mean a Borrowing, comprised of Fixed Rate Loans.

      "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

      "GAAP" shall mean generally accepted accounting principles.

      "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

      "Guarantee" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) to guaranty the obligations, payments by or performance of, a Person that is not a wholly owned direct or indirect subsidiary of the Borrower; provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

      "Guarantors"  shall mean all Wholly Owned  Subsidiaries  of the  Borrower,
except  those   Subsidiaries  of  the  Borrower  which  are  foreign   organized
Subsidiaries.

      "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

      "Highest Lawful Rate" shall mean at the particular time in question the maximum rate of interest which, under Applicable Law, any Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, any Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under Applicable Law, the applicable rate ceiling shall be (a) the indicated rate ceiling described in and computed in accordance with the provisions of Section (a)(1) of Art. l.04; or (b) provided notice is given as required in Section (h)(1) of Art. 1.04, either the annualized ceiling or quarterly ceiling computed pursuant to Section (d) of Art. 1.04; provided, however, that at any time the indicated rate ceiling, the annualized ceiling or the quarterly ceiling, as applicable, shall be less than 18% per annum or more than 24% per annum, the provisions of Sections (b)(1) and (2) of said Art. 1.04 shall control for purposes of such determination, as applicable.

      "Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits with such Person or advances to such Person of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business, and excluding any obligations relating to operating leases), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such Person, (g) all Capital Lease Obligations of such Person,
(h) all net obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements and (i) all obligations of such Person as an account party in respect to letters of credit and bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

      "Interest Payment Date" shall mean, with respect to any Loan, each March 31, June 30, September 30 and December 31 of each year during the term of this Agreement.

      "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, or if determined available by the Administrative Agent, 12 months thereafter, as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Short Term Revolving Loan Maturity Date or the Long Term Revolving Loan Maturity Date, as applicable, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.11 hereof or repaid or prepaid in accordance with Section 2.12 hereof and (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offers to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

      "Issuing Bank" shall mean NationsBank (or any Affiliate thereof) or any other Lender that may become an Issuing Bank pursuant to Section 2.21(i) hereof, in each case with respect to Letters of Credit issued by it.

      "Issuing  Bank  Fees"  shall  have the  meaning  assigned  to such term in
Section 2.06(c) hereof.

      "Law" shall mean any constitution, statute, law, ordinance, regulation, rule, order, writ, injunction, or decree of any tribunal.

      "L/C Commitment" shall mean the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.21 hereof.

      "L/C Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

      "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate principal amount of all L/C Disbursements that have not yet been reimbursed at such time. The L/C Exposure of any Lender at any time shall mean its Pro Rata Percentage of the aggregate L/C Exposure at such time.

      "L/C  Participation  Fee" shall have the meaning  assigned to such term in
Section 2.06(c) hereof.

      "Lenders"  shall mean (a) the  financial  institutions  listed on Schedule
2.01 hereto (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

      "Letter of Credit"  shall mean any  letter of credit  issued  pursuant  to
Section 2.21 hereof.

      "Leverage Ratio" shall mean, on any date for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) the Borrower's and its Subsidiaries' Consolidated Total Indebtedness to (b) EBITDA of the Borrower and its consolidated Subsidiaries for the most recently completed four fiscal quarters.

      "LIBO Rate" shall mean, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest one-one hundredth (1/100th) of one percent (1%)) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. If for any reason such rate is not available, the term "LIBO Rate" shall mean, for any Eurodollar Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest one-one hundredth (1/100th) of one percent (1%)) appearing on Reuters Screen LIBO page as the London interbank offered rate for deposits in United States dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

      "LIBOR Reserve Percentage" shall mean, with respect to any Interest Period, the percentage which is in effect on the first day of such period under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserves) with respect to eurocurrency liabilities (as that term is defined in Regulation D), applicable to any Lender. The Adjusted LIBO Rate for any
Eurodollar Borrowing shall be adjusted for any change in the LIBOR Reserve Percentage.

      "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "Loans" shall mean the Short Term Revolving Loans, Competitive Loans and the Long Term Revolving Loans made in accordance with the terms of this Agreement, and "Loan" shall mean any of the above, as applicable in the context used.

      "Loan Papers" shall mean this Agreement, the promissory notes evidencing the Loans, all guaranties executed by the Guarantors, Fee Letters, all Letters of Credit, all Applications and all other agreements between the Borrower or any Subsidiary of the Borrower and the Administrative Agent related to any Letter of Credit, Assignment and Acceptances, post-closing letters, and all other documents, instruments, agreements, or certificates executed or delivered from time to time by any Person in connection with this Agreement or as security for the Obligations hereunder, as each such agreement may be amended, modified, substituted, replaced or extended from time to time.

      "Long Term Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Long Term Revolving Loans hereunder as set forth on Schedule 2.01(b) hereto, or in the Assignment and Acceptance pursuant to which such Lender assumed its Long Term Commitment, as applicable, as the same may be (a) increased from time to time pursuant to the terms of Section
4.03 hereof,  (b) reduced from time to time pursuant to (i) Section 2.10 hereof,
(ii) Section 2.20 hereof, (iii) the amount of Letters of Credit issued under the Long Term Commitment in accordance with Section 2.21 hereof, and (iv) the amount of Competitive Loans issued under the Long Term Commitment in accordance with Sections 2.02 and 2.03 hereof and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 hereof.

      "Long Term Revolving Loan Maturity Date" shall mean, the date that is five years after the date hereof, or such earlier date as the Obligations are due and payable in full (whether by scheduled reduction, acceleration, termination or otherwise).

      "Long Term Revolving Loans" shall mean the long term revolving Loans made available by the Lenders to the Borrower pursuant to the Long Term Commitments and Section 2.01(b) hereof. Each Long Term Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

      "Margin" shall mean, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

      "Margin Stock" shall have the meaning  assigned to such term in Regulation
U.

      "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) material impairment of the ability of the Borrower to perform any of its obligations under this Agreement or under any other Loan Paper or (c) material impairment of the enforceability of this Agreement, any other Loan Paper or the Loans.

      "Maximum Amount" means the maximum amount of interest which, under Applicable Law, Administrative Agent or any Lender is permitted to charge on the Obligations.

      "Merger Agreement" shall mean that certain Agreement and Plan of Merger, by and among the Borrower, On Command Merger Corporation and OCV, dated as of August 13, 1996.

      "Merger" shall mean the merger of On Command Merger Corporation with and into OCV, in accordance with the terms of the Merger Agreement.

      "Multiemployer Plan" shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "NationsBank" shall mean NationsBank of Texas, N.A., a national banking association.

      "Net Cash Proceeds" shall mean with respect to any Asset Disposition (i) the gross amount of any cash paid to or received by the Borrower or any of its Subsidiaries in respect of such Asset Disposition (including (a) payments of principal or interest, or cash proceeds from the sale or other disposition in respect of noncash consideration permitted under Section 6.05 hereof, and (b) insurance proceeds, condemnation awards and payments from time to time in respect of installment obligations, if applicable), less (ii) the amount, if any, of (x) the Borrower's good faith best estimate of all taxes attributable to such Asset Disposition which it in good faith expects to be paid in the taxable year in which such Asset Disposition shall occur or in the next taxable year,
(y) reasonable and customary fees, discounts, commissions, costs and other expenses (other than those payable to the Borrower or any Affiliate of the Borrower), which are incurred in connection with such Asset Disposition and are payable by the Borrower or any of its Subsidiaries and (z) in the case of an Asset Disposition that is a sale, transfer or other disposition of assets or properties, proceeds required to discharge Liens in respect of such assets or properties permitted by Section 6.02 hereof.

      "Obligations" shall mean all present and future obligations, indebtedness and liabilities, and all renewals and extensions of all or any part thereof, of the Borrower and each Obligor to the Lenders and the Administrative Agent arising from, by virtue of, or pursuant to this Agreement, any of the other Loan Papers and any and all renewals and extensions thereof or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof and reasonable attorneys' fees incurred by the Administrative Agent for the preparation of this Agreement and consummation of this credit facility, execution of waivers, amendments and consents, and in connection with the enforcement or the collection of all or any part thereof, and reasonable attorneys' fees incurred by the Lenders in connection with the enforcement or the collection of all or any part of the Obligations during the continuance of an Event of Default, in each case whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several. Without limiting the generality of the foregoing, "Obligations" includes all amounts which would be owed by the Borrower, each other Obligor and any other Person (other than the Administrative Agent or the Lenders) to the Administrative Agent or the Lenders under any Loan Paper, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower, any other Obligor or any other Person (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of the Borrower, any other Obligor or any other Person under any Debtor Relief Law).

      "Obligor" shall mean (a) the Borrower, (b) each Guarantor, (c) each other Person liable for performance of any of the Obligations and (d) each other Person the Property of which hereafter secures the performance of any of the Obligations.

      "OCV"  shall  mean  On  Command  Video  Corporation,   a  Delaware
corporation.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

      "Permitted Investments" shall mean:

      (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

      (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc. or from Moody's Investors Service, Inc.;

      (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank which bank or office is organized under the Laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000; and

      (d) fully collateralized repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clause (a) above entered into with any institution meeting the qualifications specified in clause
(c) above.

      "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

      "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 112 of the Code or Section 307 of ERISA and in respect of which the Borrower or any ERISA Affiliate is (or if such plan were terminated would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution or assets upon any voluntary or involuntary liquidation or dissolution of any such corporation, over shares of Capital Stock of any other class of such corporation.

      "Pro Forma Financials" shall mean those pro forma financial statements of the Borrower and its Subsidiaries set forth in the S-4 Registration Statement.

      "Pro Rata Percentage" of any Lender at any time shall mean the percentage of such Lender set forth opposite its signature line on the signature pages hereof and designated as such, as such percentage may be hereafter be adjusted pursuant to any Assignment and Acceptance or amendment to this Agreement.

      "Register" shall have the meaning given such term in Section 9.04(d) hereof.

      "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.

      "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the Environment;
(ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the Environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

      "Reorganization Plan" shall mean the Debtors' First Amended Joint Plan of Reorganization, dated August 2, 1996, as supplemented on August 27, 1996 and modified on September 11, 1996.

      "Required Lenders" shall mean, at any time, (i) Lenders having Commitments representing at least 51% of the sum of all Commitments at such time, (ii) for purposes of acceleration pursuant to clause (ii) of the last paragraph of
Article VII, Lenders having Loans, L/C Exposures and unused Commitments representing at least 51% of the sum of all Loans outstanding, L/C Exposure and unused Commitments or (iii) if the Commitments have terminated, Lenders having Loans and L/C Exposure representing at least 51% of the sum of all Loans outstanding and L/C Exposure.

      "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement and the other Loan Papers.

      "Revolving Loans" shall mean the Short Term Revolving Loans and the Long Term Revolving Loans made available by the Lenders to the Borrower pursuant to the Short Term Commitments, the Long Term Commitments and Section 2.01 hereof. Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

      "S-4 Registration Statement" shall mean that certain Form S-4 Registration Statement, as filed by the Borrower with the Securities and Exchange Commission on August 16, 1996, as amended on September 4, 1996, September 26, 1996 and as further amended on October 7, 1996.

      "Short Term Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Short Term Revolving Loans hereunder as set forth on Schedule 2.01(a) hereto, or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be
(a) reduced from time to time pursuant to (i) Section 2.10 hereof,  (ii) Section
2.20 hereof, (iii) the amount of Letters of Credit issued under the Short Term Commitment in accordance with Section 2.21 hereof, (iv) Section 4.03 hereof, and
(iv) the amount of Competitive Loans issued under the Short Term Commitment in accordance with Sections 2.02 and 2.03 hereof, and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section
9.04 hereof.

      "Short Term Revolving Loan Maturity Date" shall mean, subject to Section 2.10(g) hereof, the date that is 364 days after the date hereof, or such earlier date as the Obligations are due and payable in full (whether by scheduled reduction, acceleration, termination or otherwise).

      "Short Term Revolving Loans" shall mean the short term revolving Loans made available by the Lenders to the Borrower pursuant to the Short Term Commitments and Section 2.01(a) hereof. Each Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

      "Spectradyne" shall mean Spectradyne, Inc., a Texas corporation and wholly owned Subsidiary of SpectraVision.

      "SpectraVision"   shall  mean  SpectraVision,   Inc.,  a  Delaware
corporation.

      "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

      "Total Commitment" shall mean, at any time, the aggregate amount of the Lenders' Commitments, as in effect at such time.

      "Total Exposure" shall mean, with respect to the Lenders at any time, the aggregate principal amount at such time of the sum of (a) all outstanding Revolving Loans, plus (b) the aggregate amount at such time of all Lenders' L/C Exposure, plus (c) the amount by which the outstanding Competitive Borrowings shall be deemed to have utilized all Lenders' Commitments in accordance with
Section 2.16 hereof.

      "Transactions"  shall have the  meaning  assigned  to such term in Section
3.02 hereof.

      "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

      "Wholly Owned Subsidiary" of any Person shall mean a subsidiary of such Person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the outstanding Capital Stock or partnership interests, as the case may be, are, at the time any determination is being made, owned by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

      "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VI hereof, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.05 hereof.


                                  ARTICLE II

                                  The Credits

      Commitments..     Commitments

      (a) Short Term Revolving Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Short Term Revolving Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of (a) the Short Term Revolving Loan Maturity Date, and (b) the termination of the Short Term Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time up to such Lender's Short Term Commitment, provided that, the Borrower agrees that, notwithstanding anything in this Agreement or in any other Loan Paper to the contrary, no Lender shall at any time be obligated to make any Loan if such Loan would result in such Lender's Total Exposure exceeding such Lender's Commitment. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Short Term Revolving Loans.

      (b) Long Term Revolving Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Long Term Revolving Loans to the Borrower, at any time and from time to time on or after the date hereof, and until the earlier of (a) the Long Term Revolving Loan Maturity Date, and (b) the termination of the Long Term Commitment of such Lender in accordance with the terms hereof, in an aggregate principal amount at any time up to such Lender's Long Term Commitment, provided that, the Borrower agrees that, notwithstanding anything in this Agreement or in any other Loan Paper to the contrary, no Lender shall at any time be obligated to make any Loan if such Loan would result in such Lender's Total Exposure exceeding such Lender's Commitment. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrower may borrow, pay or prepay and reborrow Long Term Revolving Loans.

      Loans.N 2.02.     Loans

      (a) Each Loan (other than Competitive Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Pro Rata Percentages; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. hereof, and shall reduce the Short Term Commitment or the Long Term Commitment as designated by the Borrower in accordance with the terms of Section 2.03 below, provided that, if the Borrower fails to designate, then such Competitive Loan shall reduce (i) first, the Short Term Commitment, and if the Short Term Commitment is zero, then the Long Term Commitment, by the amount of each such outstanding Competitive Loan. If the Total Commitment has been reduced to zero, Competitive Loans shall not be available hereunder. Except for Loans deemed made pursuant to Section 2.02(f) hereof, the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) (x) with respect to any Competitive Borrowing, an integral multiple of $1,000,000 and not less than $3,000,000 and (y) with respect to any other Borrowing, an integral multiple of $1,000,000 and not less than $3,000,000 or (ii) equal to the remaining available balance of the Total Commitments.

      (b) Subject to Sections 2.09 and 2.14 hereof, each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans or Fixed Rate Loans, and each other Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.03 or 2.04 hereof, as applicable; provided, however, that Borrowings on the Closing Date shall be comprised entirely of ABR Loans. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than twelve Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

      (c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in Dallas, Texas as the Administrative Agent may designate not later than 12:00 noon, Dallas, Texas time, and the Administrative Agent shall by 3:00 p.m., Dallas, Texas time, credit the amounts so received to an account in the name of the Borrower, maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Request or Competitive Bid Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

      (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and
(ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

      (e) The Borrower acknowledges that if the Borrower requests any Borrowing with an Interest Period that would end after the Short Term Revolving Loan Maturity Date or the Long Term Revolving Loan Maturity Date, as applicable, a Breakage Event (as defined in Section 2.15 hereof) will occur on the Short Term Revolving Loan Maturity Date or the Long Term Revolving Loan Maturity Date, as applicable, and the Borrower will be obligated to indemnify the Lenders in accordance with the terms of Section 2.15 hereof.

      (f) If the Issuing Bank shall not have received from the Borrower the payment required to be made by Section 2.21(e) hereof within the time specified in such Section, the Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., Dallas, Texas time, on such date (or, if such Lender shall have received such notice later than 12:00 (noon), Dallas, Texas time, on any day, not later than 10:00 a.m., Dallas, Texas time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the Issuing Bank amounts so received by it from the Lenders. The Administrative Agent will promptly pay to the Issuing Bank any amounts received by it from the Borrower pursuant to Section 2.21(e) hereof prior to the time that any Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Lenders that shall have made such payments and to the Issuing Bank, as their interests may appear. If any Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Borrower severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable to ABR Loans pursuant to Section 2.07 hereof, and (ii) in the case of such Lender, for the first such day, the Federal Funds Effective Rate, and for each day thereafter, the Alternate Base Rate.

      Competitive Bid Procedure.ive Bid Procedure

      (a) In order to request Competitive Bids, the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request
(i) in the case of a Eurodollar Competitive Borrowing, not later than 10:00 a.m., Dallas, Texas time, four Business Days before the proposed date of such Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., Dallas, Texas time, one Business Day before the proposed date of such Borrowing. A Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit D-1 hereto may be rejected by the Administrative Agent and the Administrative Agent shall notify the Borrower of such rejection as promptly as practicable. Each Competitive Bid Request shall refer to this Agreement and specify (i) whether the Borrowing being requested is to be a Eurodollar Borrowing or a Fixed Rate Borrowing; (ii) the date of such Borrowing (which shall be a Business Day);
(iii) the number and the location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c) hereof); (iv) the aggregate principal amount of such Borrowing, which shall be a minimum of $3,000,000 and an integral multiple of $1,000,000;
(v) the Interest Period with respect thereto and (vi) whether such Competitive Loan is being made under the Short Term Commitment or under the Long Term Commitment. Promptly after its receipt of a Competitive Bid Request that is not rejected, the Administrative Agent shall by telecopy in the form set forth in Exhibit D-2 invite the Lenders to bid to make Competitive Loans pursuant to the Competitive Bid Request. Each Competitive Loan may only be made in an amount equal to or less than (i) the amount by which the Total Commitment exceeds the Total Exposure on such date, (ii) if such Competitive Loan was made under the Short Term Revolving Commitment, the amount by which the Short Term Commitment exceeds the sum of (A) the aggregate outstanding Short Term Revolving Loans, (B) the L/C Exposure attributable to the Short Term Commitment and (C) the aggregate outstanding Competitive Loans attributable to the Short Term Commitment, and
(iii) if such Competitive Loan was made under the Long Term Revolving Commitment, the amount by which the Long Term Commitment exceeds the sum of (A) the aggregate outstanding Long Term Revolving Loans, (B) the L/C Exposure attributable to the Long Term Commitment and (C) the aggregate outstanding Competitive Loans attributable to the Long Term Commitment.

      (b) Each Lender may make one or more Competitive Bids to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Administrative Agent by telecopy, (i) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., Dallas, Texas time, three Business Days before the proposed date of such Competitive Borrowing, and
(ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., Dallas, Texas time, on the proposed date of such Competitive Borrowing. Competitive Bids that do not conform substantially to the format of Exhibit D-3 may be rejected by the Administrative Agent, and the Administrative Agent shall notify the applicable Lender as promptly as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be a minimum of $3,000,000 and an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Loan or Loans and (z) the Interest Period applicable to such Loan or Loans and the last day thereof.

      (c) The Administrative Agent shall promptly notify the Borrower by telecopy of the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid shall have been made and the identity of the Lender that shall have made each bid.

      (d) The Borrower may,  subject only to the  provisions  of this  paragraph
(d), accept or reject any Competitive Bid. The Borrower shall notify the Administrative Agent by telephone, confirmed by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject each Competitive Bid, (x) in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., Dallas, Texas time, three Business Days before the date of the proposed Competitive Borrowing, and (y) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., Dallas, Texas time, on the proposed date of the Competitive Borrowing; provided, however, that
(i) the failure of the Borrower to give such notice shall be deemed to be a rejection of each Competitive Bid, (ii) the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a Competitive Bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the Borrower shall accept a Competitive Bid or Bids made at a particular Competitive Bid Rate but the amount of such Competitive Bid or Bids would cause the total amount to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such Competitive Bid or Bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids so accepted, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Bid, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $3,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Loan must be in an amount less than $3,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner determined by the Borrower. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

      (e) The Administrative Agent shall promptly notify each bidding Lender by telecopy whether or not its Competitive Bid has been accepted (and, if so, in what amount and at what Competitive Bid Rate), and each successful bidder will thereupon become bound, upon the terms and subject to the conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

      (f) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such Competitive Bid directly to the Borrower at least one quarter of an hour earlier than the time by which the other Lenders are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) above.

      Borrowing Procedure. In order to request a Borrowing (other than a Competitive Borrowing or a deemed Borrowing pursuant to Section 2.02(f) hereof, as to which this Section 2.04 shall not apply), the Borrower shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Dallas, Texas time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 10:00 a.m., Dallas, Texas on the date (which shall be a Business Day) of a proposed Borrowing. Each Borrowing Request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing (it being understood that the Borrowing on the Closing Date shall be an ABR Borrowing); (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.02(c)) hereof; (iv) the amount of such Borrowing; (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; and (vi) if the Borrower has complied with each condition set forth in Section 2.02(b) hereof and Section 4.03 hereof, whether such Borrowing is to be a Short Term Revolving Loan or a Long Term Revolving Loan; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.03 hereof. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this
Section 2.04 hereof (and the contents thereof), and of each Lender's portion of the requested Borrowing.

      Evidence of Debt; Repayment of Loans.epayment of Loans

      (a)  The  Borrower   hereby   unconditionally   promises  to  pay  to  the
Administrative Agent for the account of the Lenders (i) the then unpaid principal amount of each Competitive Loan, on the last day of the Interest Period applicable to such Loan or, if earlier, on the Short Term Revolving Loan Maturity Date or the Long Term Revolving Loan Maturity Date, (ii) the then unpaid principal amount of each Short Term Revolving Loan on the Short Term Revolving Loan Maturity Date, and (iii) the then unpaid principal amount of each Long Term Revolving Loan on the Long Term Revolving Loan Maturity Date.

      (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

      (c) The Administrative Agent shall maintain accounts in which it will record (i) whether such Loan is a Short Term Revolving Loan or a Long Term Revolving Loan, the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.
      (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms.

      (e) As evidence of the Loans hereunder, on the Closing Date the Borrower shall deliver to each Lender one promissory note evidencing its Pro Rata Percentage of the Loans made hereunder. Such promissory note will evidence each Lenders' Pro Rata Percentage of each Revolving Loan, L/C Exposure and each Lenders' exposure under any Competitive Loan, if any.

      Fees.ON 2.06.     Fees

      (a) The Borrower agrees to pay to each Lender, through the Administrative Agent, such Facility Fees as are set forth in any Fee Letters (the "Facility Fees") in accordance with such terms set forth in the Fee Letters.

      (b) The Borrower agrees to pay to the Administrative Agent, for its own account, the administrative fees set forth in its Fee Letter at the times and in the amounts specified therein (the "Administrative Agent Fees").

      (c) The Borrower agrees to pay (i) to each Lender, through the Administrative Agent, on the last day of March, June, September and December of each year and on the date on which the Short Term Commitment and Long Term
Commitment of such Lender shall be terminated as applicable and as provided herein, a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Short Term Revolving Loan Maturity Date, or the Long Term Revolving Loan Maturity Date, as applicable, or the date on which all Letters of Credit have been canceled or have expired and the Commitments of all Lenders shall have been terminated) at a rate equal to the Applicable Percentage from time to time used to determine the interest rate on Borrowings comprised of Eurodollar Loans pursuant to Section 2.07 hereof, and (ii) to the Issuing Bank with respect to each Letter of Credit the standard fronting, issuance and drawing fees specified from time to time by the Issuing Bank (the "Issuing Bank Fees"). Subject to
Section 9.09 hereof and Applicable Law, all L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable.

      (d) Subject to Section 9.09 hereof, commencing on the first Interest Payment Date after the Closing Date and continuing on each Interest Payment Date of each year on and until the date on which the Commitments of such Lender shall be terminated as provided herein, the Borrower shall pay to the Administrative Agent for the account of Lenders commitment fees (the "Commitment Fees") on the average daily amount of the difference between (A) the Total Commitment and (B) the Total Exposure, at a per annum rate (the "Commitment Fee Rate") based on the Leverage Ratio for the most recently completed full fiscal quarter as set forth below:

            Leverage Ratio                Per Annum Commitment Fee Rate

Category 1

            Greater than or
            equal to 1.50 to 1.00               0.2500%

Category 2

            Less than 1.50 to 1.00              0.1875%

Except as set forth below, the Leverage Ratio utilized for purposes of determining the Commitment Fee Rate shall be that in effect as of the last day of the most recent fiscal quarter of the Borrower in respect of which financial statements have been delivered pursuant to this Agreement. From the date hereof until the earliest to occur of the initial delivery of financial statements pursuant to Section 5.04(a) or (b) hereof, the Borrower's failure to timely deliver such financial statements or the occurrence of an Event of Default, the Leverage Ratio shall be deemed to be within Category 1 above. The Commitment Fee Rate from time to time in effect shall be based on the Leverage Ratio from time to time in effect, and each change in the Commitment Fee Rate resulting from a change in (or the initial establishment of) the Leverage Ratio shall be effective with respect to the Commitment Fee Rate outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.04(a) or (b) hereof indicating such change to and including the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change. Notwithstanding the foregoing, (a) at any time during which the Borrower has failed to deliver the financial statements and certificates required by Section 5.04(a) or (b) hereof, or (b) at any time after the occurrence and during the continuance of an Event of Default, the Leverage Ratio shall be deemed to be in Category 1 above for purposes of determining the Commitment Fee Rate. Subject to
Section 9.09 hereof and Applicable Law, all Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable.

      (e) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the Issuing Bank. Once paid, none of the Fees shall be refundable, except in accordance with the provisions of Section 9.09 hereof.
      Interest on Loans.Interest on Loans

      (a) Subject to the provisions of Section 2.08 hereof, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate. If the amount of interest payable in respect of any interest computation period is limited to the Highest Lawful Rate in accordance with the definition of Alternate Base Rate, and the amount of interest payable in respect of any subsequent interest computation period would be less than the Maximum Amount, then the amount of interest payable in respect of such subsequent interest computation period shall be automatically increased to the Maximum Amount; provided that at no time shall the aggregate amount by which interest paid has been increased pursuant to this sentence exceed the aggregate amount by which interest has been reduced had the Alternate Base Rate not been limited to the Highest Lawful Rate.

      (b) Subject to the provisions of Section 2.08 hereof, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Revolving Loan, the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect from time to time, and (ii) in the case of each Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Lender making such Loan and accepted by the Borrower pursuant to
Section 2.03 hereof.

      (c) Subject to the provisions of Section 2.08 hereof, each Fixed Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to
Section 2.03 hereof.

      (d) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan and on the last day of each Interest Period except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

      Default Interest. Notwithstanding any other provision of this Agreement and the other Loan Papers except Section 9.09 hereof to the contrary, if there shall exist any Event of Default hereunder, at the election of the Required Lenders by written notice to the Borrower, the Borrower shall pay interest on the Obligations to but excluding the date of actual payment (after as well as before judgment) at a rate per annum equal to the lesser of (a) the Highest Lawful Rate and (b) a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the sum of the Alternate Base Rate plus 1.00%.

      Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Required Lenders of making or maintaining Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.04 hereof shall be deemed to be a request for an ABR Borrowing provided that, any request by the Borrower for a Eurodollar Competitive Borrowing pursuant to Section 2.03 hereof shall be of no force and effect and shall be denied by the Administrative Agent. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

      SECTION 2.10. Termination and Reduction of Commitments; ExtensSECTION 2.10.ort TTermination and Reduction of Commitments; Extension of the Short Term Revolving Loan Maturity Date.

      (a) Maturity Dates. The Short Term Commitments shall automatically terminate on the Short Term Revolving Loan Maturity Date (and the same may be extended pursuant to paragraph (g) of this Section 2.10). The Long Term
Commitments shall automatically terminate on the Long Term Revolving Loan Maturity Date. The L/C Commitment shall terminate upon the termination of the Total Commitments.

      (b) Voluntary Reduction of the Commitments. Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent (specifying whether such reduction or termination shall be applied to the Short Term Commitments or the Long Term Commitments, and the amount of reduction), the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the either or both of the Commitments; provided, however, that (i) each partial reduction shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Commitment shall not be reduced to an amount that is less than the Total Exposure.

      (c) Reduction of Short Term Commitment by Increase of Long Term Commitment. The Short Term Commitments shall be reduced immediately and automatically dollar for dollar on the date and in the amount of each increase of the Long Term Commitments, as further described in Section 4.03 hereof.

      (d) Total Exposure in Excess of Total Commitments. If, as a result of any reduction of the Commitments, the Total Exposure exceeds the Total Commitments, then the Borrower shall, on the date of such reduction, repay Loans in accordance with this Agreement in an aggregate principal amount sufficient to eliminate such excess. If, as a result of any reduction of the Short Term Commitments, the aggregate outstanding Short Term Revolving Loans exceeds the aggregate Short Term Commitments, then the Borrower shall, on the date of such reduction, repay Short Term Revolving Loans in accordance with this Agreement in an aggregate principal amount sufficient to eliminate such excess. If, as a result of any reduction of the Long Term Commitments, the aggregate outstanding Long Term Revolving Loans exceeds the aggregate Long Term Commitments, then the Borrower shall, on the date of such reduction, repay Long Term Revolving Loans in accordance with this Agreement in an aggregate principal amount sufficient to eliminate such excess.

      (e) Commitment Reduction Due to Asset Dispositions. The Short Term Commitments or the Long Term Commitments (as specified by the Borrower) relating to any Loan prepaid pursuant to Section 2.12(c) hereof shall be automatically and permanently reduced, on the date of such prepayment, in an amount equal to the amount of such prepayment.

      (f) Commitment Reduction, Generally. Each reduction in the Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay, to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of the Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

      (g) Extension of Short Term Commitments. The Borrower may, by giving written notice to the Administrative Agent (which shall promptly deliver a copy to each of the Lenders) not fewer than 15 days prior to the then current Short Term Revolving Loan Maturity Date (the "Existing Maturity Date"), extend the Short Term Revolving Loan Maturity Date to the date that occurs 364 days after the Existing Maturity Date (or if such 364th day is not a Business Day, the immediately preceding Business Day); provided, however, that the Borrower may effect only four extensions pursuant to this Section 2.10(g) hereof. Notwithstanding the foregoing, the extension of the Existing Maturity Date shall not be effective with respect to any Lender unless (i) no Default or Event of Default shall have occurred and be continuing on both the date of the notice requesting such extension and on the Existing Maturity Date and (ii) each of the representations and warranties set forth in Article III hereof (including, without limitation, those set forth in Section 3.06 hereof and Section 3.09 hereof) shall be true and correct in all material respects on and as of each of the date of the notice requesting such extension and the Existing Maturity Date with the same force and effect as if made on and as of each such date, except to the extent such representations and warranties expressly relate to an earlier date.

      Conversion and Continuation of Borrowings.ion of Borrowings

      (a) The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (x) not later than 12:00 (noon), Dallas, Texas time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (y) not later than 10:00 a.m., Dallas, Texas time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (z) not later than 10:00 a.m., Dallas, Texas time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

            (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

            (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.09(b) hereof regarding the principal amount and maximum number of Borrowings of the relevant Type;

            (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

            (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15 hereof;

            (v) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

            (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing; and
            (vii) after the occurrence and during the continuance of a Default or an Event of Default, no outstanding Loan may be converted into, or continued for an additional interest period as, a Eurodollar Loan.

      (b) Each notice pursuant to this Section 2.11 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day), (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto, and (v) whether such Borrowing is made under the Short Term Revolving Loans or the Long Term Revolving Loans. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.11 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.11 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.11 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Borrowing. The Borrower shall not have the right to continue or convert the Interest Period with respect to any Competitive Borrowing pursuant to this Section 2.11.

      Prepayment. .     Prepayment

      (a) Voluntary Prepayment. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, whether such Borrowing is a Short Term Revolving Loan or a Long Term Revolving Loan, in whole or in part, upon at least two Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 11:00 a.m., Dallas, Texas time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $3,000,000.

      (b) Mandatory Prepayment and Cash Collateralization. In the event of any termination of the Commitments, the Borrower shall repay or prepay all its outstanding Borrowings (and irrevocably cash collateralize the L/C Exposure in the manner contemplated by Section 2.21(j) hereof) on the date of such termination. In the event of any partial reduction of the Commitments, then (i) at or prior to the effective date of such reduction or termination, the Administrative Agent shall notify the Borrower and the Lenders of the aggregate amount of outstanding Revolving Loans or Total Exposure, as the case may be, after giving effect thereto and (ii) if the sum of the aggregate amount of outstanding Revolving Loans or Total Exposure, as the case may be, and the aggregate outstanding principal amount of the Competitive Loans, at the time would exceed the Total Commitments, after giving effect to such reduction or termination, then the Borrower shall, on the date of such reduction or termination, repay or prepay Borrowings in an amount sufficient to eliminate such excess.

      (c) Asset Dispositions. Whenever and on each occasion that the Borrower or any Subsidiary of the Borrower receives Net Cash Proceeds from an Asset Disposition (not including any transaction in which the Borrower transfers control through a sale, corporate transaction or other disposition, of the hotel contracts and related assets for its hotel customers outside of the United States) which, when taken together with all such Net Cash Proceeds theretofore received, exceeds $25,000,000 (any such Net Cash Proceeds in excess of such amount being referred to as "Excess Proceeds"), the Borrower will, substantially simultaneously with (and in any event not later than the Business Day next following) the receipt of such Excess Proceeds, pay to the Administrative Agent (for application to the prepayment of the Loans as designated by the Borrower, however, upon the failure of the Borrower to designate, application shall be made to reduce Short Term Revolving Loans first, and then to the Long Term Revolving Loans) an amount equal to such Excess Proceeds. To the extent such prepayment is applied to the Short Term Revolving Loans, the Short Term
Commitment relating to the Short Term Revolving Loans so prepaid will automatically be permanently reduced in an amount equal to the amount of such prepayment. When all Short Term Revolving Loans have been prepaid to zero and the Short Term Commitment is zero, the remaining amounts shall repay amounts owed under the Long Term Revolving Loans. To the extent such prepayment is applied to the Long Term Revolving Loans, the Long Term Commitment relating to the Long Term Revolving Loans so prepaid will automatically be permanently reduced in an amount equal to the amount of such prepayment.

      (d) Escrow Amounts for Repayment of Fixed Rate Borrowings and Eurodollar Borrowings. In the event the amount of any prepayment required to be made above shall exceed the aggregate principal amount of the applicable outstanding ABR Loans (the amount of any such excess being called the "Escrow Amount"), the Borrower shall have the right, in lieu of making such prepayment in full, to prepay all the outstanding applicable ABR Loans and to deposit an amount equal to the Escrow Amount with the Administrative Agent in a cash collateral account maintained by and in the sole dominion and control of the Administrative Agent. Any amounts so deposited shall be held by the Administrative Agent as collateral for the Obligations and applied to the prepayment of outstanding Eurodollar Loans at the end of the current Interest Periods applicable thereto. On any Business Day on which (x) collected amounts remain on deposit in or to the credit of such cash collateral account after giving effect to the payments made on such day and (y) the Borrower shall have delivered to the Administrative Agent a written request or telephonic request (which shall be promptly confirmed in writing) that such remaining collected amounts be invested in the Permitted Investments specified in such request, the Administrative Agent shall use its reasonable efforts to invest such remaining collected amounts in such Permitted Investments; provided, however, that the Administrative Agent shall have continuous dominion and full control over any such investments (and over any interest that accrues thereon) to the same extent that it has dominion and control over such cash collateral account and no Permitted Investment shall mature after the end of the Interest Period for which it is to be applied. The Borrower shall not have the right to withdraw any amount from such cash collateral account until such Eurodollar Loans and accrued interest thereon are paid in full or if a Default or Event of Default then exists or would result.

      (e) Notice of Voluntary Prepayment. Each notice of prepayment shall specify the prepayment date, the principal amount of each Borrowing (or portion thereof) to be prepaid and whether such amount is to prepaid under the Short Term Revolving Loan or the Long Term Revolving Loan. Each such notice shall be irrevocable and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section
2.12 shall be subject to Section 2.15 hereof but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

      (f) Prepayment as a Result of the Total Exposure in Excess of Total Commitments. Whenever and on each occasion that the Total Exposure exceeds the Total Commitments, the Borrower will immediately prepay the Revolving Loans by the amount necessary to reduce the Total Exposure to an amount less than or equal to the Total Commitments. Any such prepayment shall be applied as directed by the Borrower, however, upon failure of the Borrower to so direct, such amounts shall first be applied to prepay Short Term Revolving Loans and then to prepay Long Term Revolving Loans. Whenever and on each occasion that the aggregate outstanding Short Term Revolving Loans exceeds the Short Term Commitments, the Borrower will immediately prepay the Short Term Revolving Loans by the amount necessary to reduce the aggregate outstanding Short Term Revolving Loans to an amount less than or equal to the Short Term Commitments. Whenever and on each occasion that the aggregate outstanding Long Term Revolving Loans exceeds the Long Term Commitments, the Borrower will immediately prepay the Long Term Revolving Loans by the amount necessary to reduce the aggregate outstanding Long Term Revolving Loans to an amount less than or equal to the Long Term Commitments.

      SECTION 2.13.     Reserve Requirements; Change in Circumstances.

      (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in any Law or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of Law) shall change the basis of taxation of payments to any Lender or the Issuing Bank of the principal of or interest on any Eurodollar Loan or Fixed Rate Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income (including without limitation franchise taxes on net income, branch profit taxes and alternate minimum income taxes) of such Lender or the Issuing Bank by the jurisdiction in which such Lender or the Issuing Bank is incorporated or has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans or Fixed Rate Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or the Issuing Bank of making or maintaining any Eurodollar Loan or Fixed Rate Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder whether of principal, interest or otherwise, by an amount deemed by such Lender or the Issuing Bank to be material, then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

      (b) If any Lender or the Issuing Bank shall have determined that the adoption after the date hereof of any Law, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such Law, agreement or guideline (regardless of whether the change in such Law, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or the Issuing Bank or any Lender's or the Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of Law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by the Issuing Bank pursuant hereto to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or the Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

      (c) A certificate of a Lender or the Issuing Bank setting forth in reasonable detail the basis for computation of the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) above shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

      (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided, however, that in no event shall the Borrower be obligated to make any payment under this Section 2.13 in respect of increased costs incurred prior to the period commencing 90 days prior to the date on which demand for compensation in respect of such increased costs is first made. In addition, the Borrower shall not incur liability for additional amounts with respect to changes in the basis of taxation described above for periods of time before such Lender or Issuing Bank becomes aware of the change in such basis except in the case of any retroactive application of such a change. The protection of this Section shall be available to each Lender and the Issuing Bank regardless of any possible contention of the invalidity or inapplicability or the Law, agreement, guideline or other change or condition that shall have occurred or been imposed. Notwithstanding any other provision of this Section, no Lender shall be entitled to demand compensation hereunder in respect of any Competitive Loan if it shall have been aware of the event or circumstance giving rise to such demand at the time it submitted the Competitive Bid pursuant to which such Loan was made.

      Change in Legality.hange in Legality

      (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any Law or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

            (i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon such Lender shall not submit a Competitive Bid in response to a request for a Eurodollar Competitive Loan and any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may
      be), unless such declaration shall be subsequently withdrawn; and

            (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

      (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

      Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Fixed Rate Loan or Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Fixed Rate Loan or Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.11 hereof) not being made after notice of such Loan shall have been given by the Borrower hereunder for any reason other than default by a Lender (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Fixed Rate Loan or Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any such Lender shall be delivered to the Borrower and shall be conclusive absent manifest error, so long as such certificate sets forth in reasonable detail any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.15 and the basis of computation of the amount or amounts necessary to compensate such Lender.

      Pro Rata Treatment. Except as provided below in this Section 2.16 with respect to Competitive Borrowings and as required under Section 2.14 hereof, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Facility Fees and Commitment Fees, each reduction of the Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing, in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Lenders (including those Lenders which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with such respective Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

      Sharing of  Setoffs.  Each  Lender  agrees  that if it shall,  through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any Debtor Relief Law or other similar Law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans or L/C Disbursement as a result of which the unpaid principal portion of its Loans and participations in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participations in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participations in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

      Payments..18.     Payments

      (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder not later than 12:00 (noon), Dallas, Texas time, on the date when due in immediately available dollars, without setoff, defense or counterclaim. Each such payment (other than Issuing Bank Fees, which shall be paid directly to the Issuing Bank,) shall be made to the Administrative Agent at its offices at 901 Main, 64th Floor, Dallas, Texas 75202.

      (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

      Taxes.N 2.19.     Taxes

      (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.18 hereof, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto excluding (i) income taxes imposed on the net income (including without limitation, branch profit taxes and alternative minimum income taxes of the Administrative Agent, any Lender or the Issuing Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")), (ii) franchise taxes imposed on the net income of the Administrative Agent, any Lender or the Issuing Bank (or Transferee), in each case by the jurisdiction under the Laws of which the Administrative Agent, such Lender or the Issuing Bank (or Transferee) is organized or any political subdivision thereof or by the jurisdiction in which the applicable lending or issuing office of the Administrative Agent, such Lender, or the Issuing Bank (or Transferee) is located or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charge, withholdings and liabilities, collectively or individually, being called "Taxes"). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to the Administrative Agent, any Lender or the Issuing Bank (or and Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) the Administrative Agent, such Lender or the Issuing Bank or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

      (b) In addition, the Borrower agrees to pay to the relevant Governmental Authority in accordance with Applicable Law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from and payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement ("Other Taxes").

      (c) The Borrower will indemnify the Administrative Agent, each Lender and the Issuing Bank (or Transferee) for the full amount of Taxes and Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank (or Transferee), as the case may be, and any liability, (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Administrative Agent, a Lender or the Issuing Bank (or Transferee), or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent, any Lender or the Issuing Bank (or Transferee), as the case may be, makes written demand therefor.

      (d) If the Administrative Agent, a Lender or the Issuing Bank (or Transferee) receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.19, it shall within 30 days from the date of such receipt pay over to the Borrower (a) such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.19 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Bank (or Transferee) and (b) interest paid by the relevant Governmental Authority with respect to such refund; provided, however, that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Bank (or Transferee), shall repay the amount paid over to the Borrower (plus penalties, interest or other charges) to the Administrative Agent, such Lender or the Issuing Bank (or Transferee) in the event the Administrative Agent, such Lender or the Issuing Bank (or Transferee) is required to repay such refunds to such Governmental Authority. If the Borrower determines in good faith that a reasonable basis exists for contesting any Tax or Other Tax, the Administrative Agent, Lender, Issuing Bank or Transferee, as applicable, shall cooperate with the Borrower in challenging such Tax or Other Tax at the Borrower's expense if requested by the Borrower (it being understood and agreed that the Administrative Agent, Lender, Issuing Bank or Transferee, as applicable, shall have no obligation to contest or responsibility for contesting such Tax or Other Tax).

      (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower to the relevant Governmental Authority, the Borrower will deliver to the Administrative Agent, at its address referred to in Section 9.01 hereof, the original or a certified copy of any receipt actually issued by such Governmental Authority evidencing payment thereof.

      (f) Each Lender (or Transferee) that is organized under the Laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate containing representations regarding the status of such Non-U.S. Lender as not being a bank for purposes of Section 881(c) of the Code, as not being a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and as not being a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "New Lending Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U S. Lender. Notwithstanding any other provision of this Section 2.19(f), a Non-U.S. Lender shall not be required to deliver any form pursuant to this
Section 2.19(f) that such Non-U.S. Lender is not legally able to deliver.

      (g) The Borrower shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to a Loan; provided, however, that this paragraph (g) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (g)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Transferee, or Lender (or
Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (g) above.

      (h) Nothing contained in this Section 2.19 shall require any Lender or the Issuing Bank (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

      (i) Each Bank represents that, to the best of its knowledge, it is not a party to any "conduit financing arrangement" as defined under applicable Treasury Regulations promulgated under the Code.

      (j) Any Non-U.S. Lender that could become completely exempt from withholding of any tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof ("U.S. Taxes") in respect of payment of any obligations due to such Non-U.S. Lender under this Agreement ("Lender Obligations") if the Lender Obligations were in registered form for U.S. Federal income tax purposes may request the Borrower (through the Administrative Agent), and the Borrower agrees thereupon, to exchange any promissory note(s) evidencing such Lender Obligations for promissory note(s) registered as provided in subsection (k) below (each, a "Registered Note"). Registered Notes may not be exchanged for promissory notes that are not Registered Notes.

      (k) From and after the time, if any, when any Lender requests a Registered Note, the Borrower shall maintain, or cause to be maintained, a register (the "Register") on which it enters the name of each registered owner of the Lender Obligation(s) evidenced by a Registered Note. A Registered Note and the Lender Obligation(s) evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Registered Note and the Lender Obligation(s) evidenced thereby on the Register (and each Registered Note shall expressly so provide). Any assignment or transfer of all or part of such Lender Obligation(s) and the Registered Note(s) evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Registered Note(s) evidencing such Lender Obligation(s), duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the Registered Noteholder thereof, and thereupon one or more new Registered Note(s) in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s) pursuant to, in accordance with, and subject to the restrictions of, Section 9.04 hereof). Prior to the due presentment for registration of assignment or transfer of any Registered Note, the Borrower and the Administrative Agent shall treat the Person in whose name such Lender Obligation(s) and the Registered Note(s) evidencing the same is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding any notice to the contrary. The Register shall be available for inspection by the Administrative Agent and any Lender at any reasonable time upon reasonable prior notice.

      SECTION 2.20.     Assignment   of   Commitments   Under  Certain
CircumAssignment of Commitments  Under Certain  Circumstances;  Duty to
Mitigate.

      (a) In the event (i) any Lender or the Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.13 hereof, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.14 hereof or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank pursuant to Section 2.19 hereof, the Borrower may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b) hereof), upon notice to such Lender or the Issuing Bank and the Administrative Agent, require such Lender or the Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04 hereof), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any Law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (v) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Commitment is being assigned, of the Issuing
Bank), which consent shall not unreasonably be withheld, and (z) the Borrower or such assignee shall have paid to the affected Lender or the Issuing Bank in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans and participations in L/C Disbursements of such Lender or the Issuing Bank plus all Fees and other amounts accrued for the account of such Lender or the Issuing Bank hereunder (including any amounts under Section 2.13 hereof and Section 2.15 hereof); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or the Issuing Bank's claim for compensation under Section 2.13 hereof or notice under Section 2.14 hereof or the amounts paid pursuant to Section 2.19 hereof, as the case may be, cease to cause such Lender or the Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.14, or cease to result in amounts being payable under Section 2.19 hereof, as the case may be, including as a result of any action taken by such Lender or the Issuing Bank pursuant to paragraph (b) below), or if such Lender or the Issuing Bank shall waive its right to claim further compensation under Section 2.13 hereof in respect of such circumstances or event or shall withdraw its notice under
Section 2.14 hereof or shall waive its right to further  payments  under Section
2.19 hereof in respect of such circumstances or event, as the case may be, then such Lender or the Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

      (b) If (i) any Lender or the Issuing Bank shall request compensation under
Section 2.13 hereof, (ii) any Lender or the Issuing Bank delivers a notice described in Section 2.14 hereof or (iii) the Borrower is required to pay any additional amount to any Lender or the Issuing Bank or any Governmental Authority on account of any Lender or the Issuing Bank, pursuant to Section 2.19, then such Lender or the Issuing Bank shall use reasonable efforts (which shall not require such Lender or the Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.13 hereof or enable it to withdraw its notice pursuant to Section 2.14 hereof or would reduce accounts payable pursuant to Section 2.19 hereof, as the case may be, in the future. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender or the Issuing Bank in connection with any such filing or assignment, delegation and transfer.

      Letters of Credit.Letters of Credit

      (a) General. The Borrower may request the issuance of a Letter of Credit, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, appropriately completed, for the account of the Borrower, at any time and from time to time while the Commitments remain in effect. The face amount of each Letter of Credit may never be greater than the lesser of (i) $10,000,000 and (ii) the amount by which the Total Commitment exceeds the Total Exposure on the date of issuance. This Section shall not be construed to impose an obligation upon the Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

      (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Borrower shall hand deliver or telecopy to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a completed Application and a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary thereof, whether such Letter of Credit is being issued under the Short Term Commitment or the Long Term Commitment and such other information as shall be necessary to prepare such Letter of Credit. In connection with a request for the issuance of a Letter of Credit, in the event of any inconsistency between the terms of any Application and the provisions of this Agreement, the provisions of this Agreement shall be controlling. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $10,000,000, (B) the sum of the Total Exposure shall not exceed the Total Commitment, and (C) as applicable, (I) the sum of the aggregate outstanding Short Term Revolving Loans plus L/C Exposure attributable to the Short Term Commitment (after giving effect to the issuance of such Letter of Credit) does not exceed the Short Term Commitment, and (II) the sum of the aggregate outstanding Long Term Revolving Loans plus L/C Exposure attributable to the Long Term Commitment (after giving effect to the issuance of such Letter of Credit) does not exceed the Long Term Commitment. The Issuing Bank shall not enter into any amendment of an outstanding Letter of Credit which has not been requested or approved in writing by the Borrower.

      (c) Expiration Date. Each Letter of Credit shall expire at the close of business on the earlier of the date one year after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Short Term Revolving Loan Maturity Date or the Long Term Revolving Loan Maturity Date, as applicable, unless such Letter of Credit (i) expires by its terms on an earlier date or (ii) has a one-year tenor and provides for the renewal thereof for additional one-year periods, so long as such periods referred to in this clause (ii) shall not in any event expire at a date later than the date that is five Business Days prior to the Short Term Revolving Loan Maturity Date or the Long Term Revolving Loan Maturity Date, as applicable.

      (d) Participations. By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to bc drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by the Issuing Bank and not reimbursed by the Borrower forthwith on the date due as provided in Section 2.02(f) hereof. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

      (e) Reimbursement. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall pay to the Administrative Agent an amount equal to such L/C Disbursement not later than two hours after the Borrower shall have received notice from the Issuing Bank that payment of such draft will be made, or, if the Borrower shall have received such notice later than 10:00 a.m., Dallas, Texas time, on any Business Day, not later than 10:00 a.m., Dallas, Texas time, on the immediately following Business Day.

      (f)  Obligations  Absolute.  The  Borrower's  obligations to reimburse L/C
Disbursements as provided in paragraph (e) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, and irrespective of:

            (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Paper, or any term or provision therein;

            (ii)  any   amendment   or  waiver  of  or  any  consent  to
      departure from all or any of the provisions of any Letter of Credit or this Agreement;

            (iii) the existence of any claim, setoff, defense or other right that the Borrower, any other party guaranteeing, or otherwise obligated with, the Borrower, any Subsidiary of the Borrower or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement or any other related or unrelated agreement or transaction;
            (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

            (vi) any other act or omission to act or delay of any kind of the Issuing Bank, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

      The foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof; it is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (i) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank

      (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Lender notice thereof.
      (h) Interim Interest. If the Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Borrower shall reimburse such L/C Disbursement in full on such date, the unpaid amount thereof shall bear interest for the account of the Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Borrower or the date on which interest shall commence to accrue thereon as provided in Section 2.09(f) hereof, at the rate per annum that would apply to such amount if such amount were an ABR Loan.

      (i) Resignation or Removal of the Issuing Bank. The Issuing Bank may resign at any time by giving 90 days' prior written notice to the Administrative Agent, the Lenders and the Borrower, and may be removed at any time by the Borrower by notice to the Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as the Issuing Bank hereunder by a Lender that shall agree to serve as successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Borrower shall pay all accrued and unpaid fees pursuant to Section 2.06(c) hereof. The acceptance of any appointment as the Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Borrower and the Administrative Agent, and, from and after the effective date of such agreement,
(i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and (ii) references herein to the term Issuing Bank, shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

      (j) Cash Collateralization. If any Event of Default shall occur and be continuing, the Borrower shall, on the Business Day it receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit thereof and of the amount to be deposited, deposit in an account with the Administrative Agent, for the benefit of the Lenders, an amount in cash equal to the L/C Exposure as of such date. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and, if so requested by the Borrower, shall invest the deposits therein in Permitted Investments. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Administrative Agent, such deposits shall not bear interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse the Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy other obligations of the Borrower under this Agreement.


                                  ARTICLE III

                        Representations and Warranties

      The Borrower represents and warrants to the Administrative Agent, the Issuing Bank and each of the Lenders that:

      Organization; Powers. The Borrower and each of its Subsidiaries (a) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, the other Loan Papers and each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow hereunder.

      Authorization. The execution, delivery and performance by the Borrower of this Agreement, the promissory notes, the execution of the guaranties by the Guarantors, the execution of all other Loan Papers by the Obligors and the borrowings hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and
(b) will not (i) violate (A) any provision of Law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary of the Borrower, (B) any order of any Governmental Authority or (C) any provision of any indenture, material agreement or other material instrument to which the Borrower or any Subsidiary of the Borrower is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary of the Borrower.

      Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms. All other Loan Papers have been duly executed and delivered by the Borrower and the Obligors and each constitutes a legal, valid and binding obligation of the Borrower and the Obligors, as appropriate, enforceable against the Borrower and the Obligors, as appropriate, in accordance with its terms.

      Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for such as have been made or obtained and are in full force and effect.

      Financial Statements. OCV has heretofore furnished to the Lenders its balance sheets and statements of income and equity and cash flow (a) as of and for the fiscal year ended December 31, 1995, audited by and accompanied by the opinion of Deloitte & Touche, LLP, independent public accountants, and (b) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 1996. Such financial statements present fairly the financial condition and results of operations and cash flows of OCV as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of such entities as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis. The Pro Forma Financial Statements were prepared in good faith and management believes them to be based on reasonable assumptions and to fairly present the pro forma financial condition and results of operations of the Borrower and its Subsidiaries consistent with the rules and regulations of the Securities and Exchange Commission.

      No Material Adverse Change. There has been no material adverse change in the business, assets, operations, financial condition, or material agreements of the Borrower and its Subsidiaries, taken as a whole, since June 30, 1996.

      Title to Properties; Possession Under Leases.sion Under Leases

      (a) Each of the Borrower and its Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02 hereof.
      (b) Each of the Borrower and its Subsidiaries has complied with all material obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and its Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

      (c) Each of the Borrower and its Subsidiaries owns or possesses, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

      Subsidiaries. Schedule 3.08 hereto sets forth as of the date hereof a list of all Subsidiaries of the Borrower and the percentage ownership interest of the Borrower therein. As of the date hereof, the shares of Capital Stock or other ownership interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens.

      Litigation; Compliance with Laws.pliance with Laws

      (a) Except as set forth on Schedule 3.09 hereof, there are not any actions, suits or proceedings at Law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary of the Borrower or any business, property or rights of any such Person (i) that involve this Agreement or the Transactions or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

      (b) None of the Borrower or any of its Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any Law, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

      Agreements.0.     Agreements

      (a) Neither the Borrower nor any of its Subsidiaries is a party to any agreement or subject to any corporate restriction that, since December 31, 1995, has resulted or could reasonably be expected to result in a Material Adverse Effect, except as disclosed on Schedule 3.10 hereof.

      (b) Neither the Borrower nor any of its Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

      Federal Reserve Regulations.serve Regulations

      (a)  Neither  the  Borrower  nor  any  of  its   Subsidiaries  is  engaged
principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

      (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation G, U or X.

      SECTION 3.12. Investment Company Act; Public Utility Holding CompanInvestment Company Act; Public Utility Holding Company Act. Neither the
Borrower nor any Subsidiary of the Borrower is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

      Use of Proceeds. The Borrower will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

      Tax Returns. Each of the Borrower and its Subsidiaries has filed or caused to be filed all Federal, state, and material local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except (a) taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books adequate reserves, and (b) taxes owed by Spectradyne or its Subsidiaries, as described on Schedule 3.14 hereto.

      No Material Misstatements. None of (a) the S-4 Registration Statement (at the time it is declared effective under the Securities Act of 1933), or (b) any other written information, report, financial statement, exhibit or schedule prepared by the Borrower and furnished to the Administrative Agent or any Lender in connection with the negotiation of this Agreement and the other Loan Papers or in connection with any of the Corporate Restructuring transactions, or included herein or delivered pursuant hereto contained (in the case of subsection (a)) and contained, contains or will contain (in the case of subsection (b)) when furnished any material misstatement of fact or omitted, omits or will omit when furnished to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading.

      Employee Benefit Plans. Each of the Borrower and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower or any Subsidiary of the Borrower which would be material to the Borrower and its Subsidiaries on a consolidated basis.

      Solvency..17.     Solvency

      (a) Immediately after the consummation of the Transactions and the other transactions to occur on the Closing Date and immediately following the making of each Loan made and the issuance of each Letter of Credit issued and after giving effect to the application of the proceeds thereof, (i) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

      (b) The Borrower does not intend to, and does not believe that it or any Subsidiary of the Borrower will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

      Insurance. Schedule 3.18 hereto sets forth a true, complete and correct description of all insurance maintained by or for the Borrower or for or by its Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. The Borrower and its Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

      Labor Matters. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any of its Subsidiary pending or, to the knowledge of the Borrower, threatened which could reasonably be expected to have a Material Adverse Effect. The hours worked by and payments made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign Law dealing with such matters. All payments due from the Borrower or any Subsidiary of the Borrower, or for which any claim may be made against the Borrower or any Subsidiary of the Borrower, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions to be consummated on or prior to the Closing Date will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary of the Borrower is bound.

      Environmental Matters.  Except as set forth in Schedule 3.20:

      (a) The properties owned, operated or leased by the Borrower and its Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, Environmental Laws, which violations and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

      (b) All Environmental Permits have been obtained and are in effect with respect to the Properties and operations of the Borrower and its Subsidiaries, and the Properties and all operations of the Borrower and its Subsidiaries are in compliance, and in the last two years have been in compliance, with all Environmental Laws and all necessary Environmental Permits, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

      (c) Neither the Borrower nor any of its Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or its Subsidiaries or with regard to any Person whose liabilities for environmental matters the Borrower or any of its Subsidiaries has retained or assumed, in whole or in part, contractually, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do the Borrower or any of its Subsidiaries have knowledge that any such notice will be received or is being threatened;

      (d) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could reasonably be expected to give rise to liability under any Environmental Law, nor have the Borrower or its Subsidiaries retained or assumed any liability contractually, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.21.     Acquisition of Spectradyne; Merger of OCV.

      (a) Acquisition; Bankruptcy Proceedings. An order has been entered confirming the Reorganization Plan and the time for reconsideration, rehearing or new trial and the time to appeal or to seek a petition for review or certiorari has expired and no post-trial motion, appeal or request for review is pending. All notices to creditors pursuant to Debtor Relief Laws relating to the solicitation of votes and confirmation of a plan of reorganization have been made within the time required by Debtor Relief Laws. The Acquisition has been consummated in accordance with the terms of the Acquisition Agreement. The Capital Stock of Spectradyne and all of the assets of Spectradyne are wholly owned by the Borrower, free and clear of any Liens on the terms set forth in the Acquisition Agreement and in the Reorganization Plan.

      (b) Merger. No condition to closing of either the Merger or the Acquisition has been waived by the Borrower. The Merger has been consummated in accordance with the terms of the Merger Agreement. On the Closing Date, there are no shareholders who have effectively exercised their appraisal rights with respect to the Capital Stock of OCV. After the Closing Date, there are no shareholders who have effectively exercised, or continue to have the right to effectively exercise, their appraisal rights with respect to the Capital Stock of OCV, the result of which exercise could reasonably be expected to result in a Material Adverse Effect.

      SECTION 3.22. Survival of Representations and Warranties, etc. Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement and the other Loan Papers shall be deemed to be made at and as of the Closing Date and at and as of the date of each Borrowing under either of the Revolving Loans, and each shall be true and correct when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) subsequently inapplicable, or (c) previously waived in writing by the
Administrative Agent and Lenders with respect to any particular factual circumstance. The representations and warranties made under this Agreement and the other Loan Papers shall be deemed applicable to each Subsidiary of the Borrower as of the formation or acquisition of such Subsidiary and at and as of each date the representations and warranties are remade pursuant to this provision. All representations and warranties made under this Agreement and the other Loan Papers shall survive, and not be waived by, the execution hereof by the Administrative Agent and Lenders, any investigation or inquiry by the Administrative Agent or any Lender, or by the making of any Loan under this Agreement and the other Loan Papers.

                                  ARTICLE IV

                             Conditions of Lending

      The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

      All Credit Events. On the date of each Borrowing, and on the date of each issuance of a Letter of Credit (each such event being called a "Credit Event"):

      (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03 or 2.04 hereof, as applicable (or such notice shall have been deemed given in accordance with Section 2.04 hereof), or, in the case of the issuance of a Letter of Credit, the Issuing Bank and the Administrative Agent shall have received a duly completed Application and a notice requesting the issuance of such Letter of Credit, required by Section 2.21(b) hereof.

      (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, and there shall have occurred no event which caused a Material Adverse Effect.

      (c) The Borrower and each of its Subsidiaries shall be in compliance in all material respects with the terms and provisions set forth herein on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

      Each Credit Event shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

      First Credit Event.  On the Closing Date:

      (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Bank, a favorable written opinion of (i) the General Counsel of the Borrower and its Subsidiaries and (ii) Latham & Watkins, in connection with the Transactions and the Corporate Restructuring, in each case
(y) dated the Closing Date, and (z) covering such other matters relating to this Agreement, the Transactions and the Corporate Restructuring as the Administrative Agent shall reasonably request in form reasonably acceptable to the Administrative Agent and its counsel, and the Borrower hereby requests and instructs such counsel to deliver such opinions. The opinions shall be addressed to the Issuing Bank, the Administrative Agent and the Lenders. The Administrative Agent shall have also received copies of (i) all opinions delivered by each counsel to the Borrower and each of its Affiliates in connection with the Corporate Restructuring, and (ii) all opinions addressed to the Borrower or any of its Affiliates from counsel to any party in connection with the Corporate Restructuring, in each case, with reliance letters authorizing the Administrative Agent and the Lenders to rely on such opinions.

      (b) All legal matters incident to this Agreement, the Borrowings, the Corporate Restructuring, the Transaction and extensions of credit hereunder shall be reasonably satisfactory to the Lenders, to the Issuing Bank and to the Administrative Agent.

      (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation, including all amendments thereto, of the Borrower and each of its Subsidiaries, except foreign organized
Subsidiaries, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of the Borrower and each of its Subsidiaries as of a recent date, from such Secretary of State; (ii) a certificate of the Secretary or Assistant Secretary of the Borrower and each of its Subsidiaries, except foreign organized Subsidiaries, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of the Borrower and each of its Subsidiaries as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the Borrower and each of its Subsidiaries authorizing the execution, delivery and performance of this Agreement and the borrowings hereunder, as applicable, and that such resolutions have not been modified rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of the Borrower and each of its Subsidiaries have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, (D) as to the incumbency and specimen signature  of each  officer  executing  this  Agreement  or any  other  document delivered in connection herewith on behalf of the Borrower and each of its Subsidiaries, (E) that attached thereto is a true and complete copy of the Acquisition Agreement, the Merger Agreement, the EDS Agreement and the Reorganization Plan, each as in effect on the Closing Date, and (F) that attached thereto is a true and complete copy of each of the Ascent Agreements as in effect on the Closing Date; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders, the Issuing Bank or Donohoe, Jameson & Carroll, P.C., counsel for the Administrative Agent, may reasonably request.

      (d) The Lenders shall have received a duly completed Compliance Certificate dated the Closing Date and executed by a Financial Officer of the Borrower, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 hereof, with paragraphs (f), (g), (i),
(j) and (k) of this Section 4.02, and demonstrating compliance by the Borrower with the provisions of Sections 6.09 and 6.10 hereof, and certifying to the fact that there exists no Default or Event of Default under the terms of this Agreement, and consummating the Agreement and making the initial Loans hereunder would not cause a Default or Event of Default.

      (e) Each Lender and the Administrative Agent shall have received payment in full of all Fees and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

      (f) The Borrower shall have delivered duly executed and completed copies to each of the Lenders of each of the following documents and agreements, in form and substance satisfactory to each Lender: this Agreement, applicable Fee Letters and guaranties of the Obligations executed by all Guarantors. The Borrower shall have delivered a promissory note to each Lender, in form and substance satisfactory to each such Lender, and any other Loan Paper reasonably required by any Lender in connection with this Agreement.

      (g) An order has been entered confirming the Reorganization Plan, and the time for reconsideration, rehearing or new trial and the time to appeal or to seek a petition for review or certiorari has expired and no post-trial motion or request for review is pending. All notices to creditors required under Debtor Relief Laws in order to confirm such Plan have been made within the time required by Debtor Relief Laws. No condition to closing of either the Merger or the Acquisition has been waived by the Borrower. The Acquisition has been consummated (or will be consummated on the Closing Date) in accordance with the terms of the Acquisition Agreement and the Merger has been consummated (or will be consummated simultaneous with this Transaction) in accordance with the terms of the Merger Agreement. The Capital Stock of Spectradyne and all of the assets of Spectradyne are wholly owned by the Borrower (or will be wholly owned by the Borrower on the Closing Date) free and clear of any Liens in accordance with the terms of the Acquisition Agreement and the Reorganization Plan. There are no shareholders who have effectively exercised, or continue to have the right to effectively exercise, their appraisal rights with respect to the Capital Stock of OCV.

      (h) Except with respect to certain FCC licenses of Spectradyne described on Schedule 4.02(h) hereto, all governmental and third party approvals necessary or advisable in connection with the Corporate Restructuring, the Transactions, and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any Governmental Authority which would restrain, prevent or otherwise impose adverse conditions on the Corporate Restructuring or the Transactions.

      (i) There shall not have occurred any material change in the capitalization (whether in debt or in equity), corporate structure or assets of the Borrower or any of its Subsidiaries from that set forth in the S-4 Registration Statement.

      (j) No action, suit, litigation or similar proceeding by or before any Governmental Authority shall exist or, in the case of litigation by a Governmental Authority, be threatened, with respect to the Corporate Restructuring or the Transactions contemplated thereby or otherwise, which would be likely in the reasonable opinion of the Required Lenders to have a Material Adverse Effect.

      (k) The structure and documentation of the Corporate Restructuring and the Transactions contemplated thereby, and all corporate and other proceedings taken or to be taken and all documents incidental thereto, shall be reasonably satisfactory in form and substance to the Administrative Agent and Donohoe, Jameson & Carroll, P.C., counsel for the Administrative Agent, and each Lender shall have received copies of all such documents as such Lender, acting through the Administrative Agent, may reasonably request. All transactions necessary to consummate the Corporate Restructuring shall have been completed in accordance with the terms and conditions of the Merger Agreement, the Acquisition Agreement and the Reorganization Plan.

      (l) The Lenders shall have received a certification from the chief financial officer of the Borrower, in form and substance reasonably satisfactory to the Lenders, as to the solvency of the Borrower and its Subsidiaries on a consolidated basis after giving effect to the Corporate Restructuring and the consummation of the other transactions contemplated hereby.

      (m)  The  Ascent  Loan  Facility   shall  have  closed,   or  shall  close
simultaneously with, this Transaction.

      SECTION 4.03.     Increase  of  Long  Term  Commitment.  The  Long
Term Commitment may only be increased if each of the following conditions has been satisfied:

      (a) The Borrower and each of its Subsidiaries, and the Guarantors, shall have satisfied each condition in Section 4.01 hereof, and there shall exist no Default or Event of Default on the date the Borrower requests such advance, and both immediately before and after such increase.

      (b) The Borrower shall give not less than five Business Day's notice of a requested increase in the Long Term Commitment specifying (i) that such notice is for an increase in the Long Term Commitment (with a corresponding decrease in the Short Term Commitment) in accordance with the terms of Section 2.01(b) hereof and this Section 4.03, (ii) the date that such proposed increase is to be effective and (iii) the amount of such increase in the Long Term Commitment (which such amount must be in excess of $5,000,000 and in integral multiples of $5,000,000 in excess thereof and otherwise comply with subsection (c) below).
      (c) The sum of (i) the aggregate outstanding Revolving Loans plus (ii) the aggregate amount of outstanding Competitive Loans shall never exceed $125,000,000 (as such $125,000,000 amount is reduced by each reduction in the Commitments and Total Commitment in accordance with Section 2.10 hereof).

      (d) Every increase in the Long Term Commitment shall reduce the Short Term Commitment immediately and automatically in the amount of each such increase. No increase in the Long Term Commitment may be made if such increase would, upon reduction of the Short Term Commitment in accordance with the terms of this subsection (d), reduce the Short Term Commitment to a number less than zero.
                                   ARTICLE V

                             Affirmative Covenants

      The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the Obligations shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, the Borrower will, and will cause each of its Subsidiaries to:

      Existence; Businesses and Properties.es and Properties

      (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05 hereof.

      (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply in all material respects with all applicable Laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

      Insurance. Keep its insurable properties insured in accordance with industry standards at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by Law.

      Obligations and Taxes. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge  shall not be  required  with  respect  to any such  tax,  assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien, and with respect to those matters listed on Schedule 3.14 hereto.

      Financial   Statements,   Reports,   etc.   In  the  case  of  the
Borrower, furnish to the Administrative Agent and each Lender:

      (a) within 105 days after the end of each fiscal year, its consolidated and consolidating balance sheet and related consolidated and consolidating statements of income and cash flow, showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of their operations during such year, and a comparison of such financial position and results of operations as of the corresponding date and for the previous fiscal year, all audited (in the case of the consolidated financial statements) by Deloitte & Touche, LLP or other independent public accountants of recognized national standing acceptable to the Required Lenders and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

      (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related consolidated statements of earnings and cash flow showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, and a comparison of such financial position and results of operations as of the corresponding date and for the corresponding periods in the previous fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustment;

      (c) (i) concurrently with any delivery of financial statements under sub-paragraph (a) above, a certificate of the accounting firm opining on or certifying such statements (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) certifying that no Event of Default has occurred in Sections 6.01, 6.02(h), 6.03, 6.04, 6.05, 6.06, 6.09 and 6.10 hereof; and (ii) concurrently with any delivery of financial statements under sub-paragraph (a) or (b) above, a Compliance Certificate of a Financial Officer of the Borrower certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and setting forth computations demonstrating compliance with the covenants contained in Sections 6.01, 6.03, 6.04, 6.06, 6.09 and 6.10 hereof;

      (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements, registration statements (other than on Form S-8) and other similar materials filed by the Borrower or any Subsidiary of the Borrower with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the function of said Commission, or with any national securities exchange, or distributed generally to its shareholders, as the case may be; and

      (e) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary of the Borrower, or compliance with the terms of this Agreement and the other Loan Papers, as the Administrative Agent or any Lender may reasonably request.

      Litigation and Other Notices. Furnish to the Administrative Agent, the Issuing Bank and each Lender prompt written notice of the following:

      (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

      (b) the (i) filing or commencement of, or any written threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at Law or in equity or by or before any Governmental Authority, or (ii) the making of any written claim, in either case against the Borrower or any Affiliate thereof as to which there is a reasonable possibility of an adverse determination and which if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

      (c) any development (including developments in pending litigation and developments in pending or threatened labor disruption) that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

      Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 10 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $55,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

      SECTION 5.07. Maintaining Records; Access to Properties and InspecMaintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of Law are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior written notice, to visit and inspect the financial records and the properties of the Borrower or any Subsidiary of the Borrower at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of the Borrower or any Subsidiary of the Borrower with the officers thereof and (with the concurrence of the Administrative Agent) independent accountants therefor (provided that the Borrower has the right to have a representative present for any meeting with the Borrower's independent accountants).

      Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

      Compliance with Environmental Laws.nvironmental Laws

      (a) Comply, and exercise best efforts to cause all lessees and other Persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; and obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action to the extent required by and in accordance with Environmental Laws; provided, however, that none of the Borrower or any of its Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

      (b) If a Default  caused by reason of a breach of  paragraph  (a) above or
Section 3.20 hereof shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 45 days after such request, at the expense of the Borrower, a "Phase 1" environmental site assessment report for the Properties which are the subject of such default prepared by an environmental consulting firm acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action in connection with such Properties.

      Compliance with Material Contracts. Except as set forth in Section 6.07 hereof, maintain in full force and effect (including exercising any available renewal option), and without amendment or modification, each material contract, unless the failure so to maintain any such material contract or replacement contract or contracts thereof (or any amendment or modification thereto) could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.


                                  ARTICLE VI

                              Negative Covenants

      The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the Obligations have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full:

      SECTION 6.01. Indebtedness of the Subsidiaries of the BorrowIndebtedness of the Subsidiaries of the Borrower. The Borrower will not cause or permit any of its Subsidiaries to, issue any Preferred Stock, or to issue, incur, create, assume or permit to exist any Indebtedness, except:

      (a) Indebtedness of any Subsidiary of the Borrower for borrowed money existing on the date hereof and set forth in Schedule 6.01 hereto, but not any extensions, renewals or replacements of such Indebtedness; and

      (b) Indebtedness of any Subsidiary of the Borrower owed to the Borrower or to a Wholly Owned Subsidiary of the Borrower that does not otherwise violate any provision of this Agreement or any other Loan Paper.

      Liens. The Borrower will not, and will not cause or permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any of its property or assets (including stock or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it or them or on any income or revenues or rights in respect of any thereof, except:

      (a) Liens on property or assets of the Borrower and its Subsidiaries existing on the date hereof and set forth in Schedule 6.02 hereto; provided that such Liens shall secure only those obligations which they secure on the date hereof;
      (b) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary of the Borrower; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary of the Borrower;

      (c) Liens for taxes not yet due or which are being contested in compliance with Section 5.03 hereof;

      (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 5.03 hereof, which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

      (e) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security Laws or regulations;

      (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course or business;

      (g) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; and

      (h) purchase money security interests in real property, equipment or other assets hereafter acquired by the Borrower or any Subsidiary of the Borrower; provided that (i) such security interests secure Indebtedness (including, as applicable, Capital Lease Obligations) permitted by Section 6.01(c) hereof, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 180 days after such acquisition, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of such real property, equipment or other assets at the time of such acquisition and (iv) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary of the Borrower.

      SECTION 6.03.     Sale and Lease Back  Transactions;  Off-Balance
Sheet Sale and Lease Back  Transactions;  Off-Balance  Sheet Financings.
The Borrower will not, and will not cause or permit any of its Subsidiaries to:
      (a) Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided, however, that the Borrower or a Subsidiary of the Borrower may enter into (i) any operating lease, (ii) Equipment Lease Transactions permitted by paragraph (b) of this Section and (iii) Capital Lease Obligations secured by purchase money security interests permitted by Section 6.02(h) hereof to finance the initial acquisition of real property, equipment or other assets.

      (b) Directly or indirectly enter into or be or become liable with respect to any Equipment Lease Transactions, other than Equipment Lease Transactions of the Borrower and all of its Subsidiaries, which do not in the aggregate at any time have Attributable Debt in an amount in excess of 20% of the Borrower's Consolidated Tangible Net Worth as of the last day of the most recently ended fiscal quarter of the Borrower.

      Investments, Acquisitions, Loans and Advances. The Borrower es will not, and will not cause or permit any of its Subsidiaries to, purchase, hold or acquire any Capital Stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, or make any acquisition of assets of any other Person as a going concern (each, an "Investment"), except:

      (a) Investments existing on the date hereof in the Capital Stock set forth on Schedule 6.04 hereto;

      (b)   Permitted Investments;

      (c) Investments consisting of loans or advances to (i) a Wholly Owned Subsidiary, provided that such loans or advances are not subordinated to any other Indebtedness or other obligations of such Subsidiary and rank pari passu with all senior, unsecured Indebtedness of such Subsidiary, or (ii) employees of the Borrower or the Wholly Owned Subsidiaries, provided that such loans or advances are made in the ordinary course of business and in accordance with company policy, and provided further that the proceeds of such loan or advance are used to finance employee related expenses (including relocation expenses and travel and entertainment expenses);

      (d) additional equity Investments in any Subsidiary of the Borrower which is in existence on the date hereof provided that, immediately after giving effect thereto, (i) the ratio of such Subsidiary's consolidated liabilities (less borrowings by such Subsidiary allowed and outstanding under this Agreement, deferred compensation, deferred income and allocation of income to minority interests in earnings of consolidated subsidiaries) to such Subsidiary's consolidated assets (determined in accordance with GAAP) shall be less than 1.00 to 4.00 and (ii) the ratio of Consolidated Liabilities (less borrowings allowed and outstanding under this Agreement, deferred compensation, deferred income and allocation of income to minority interests in earnings of consolidated subsidiaries) to Consolidated Assets shall be less than 1.00 to 4.00;

      (f)  Investments   consisting  of  non-cash   consideration   received  in
connection with a sale or disposition of assets permitted under Section 6.05 hereof; and

      (g) Investments (other than Investments described in clauses (a) through (f) above and other than equity Investments in Subsidiaries of the Borrower) to the extent the aggregate amount thereof made in any fiscal year does not exceed 10% of the Consolidated Assets as of the last day of the immediately preceding fiscal year.

      Mergers, Consolidations and Sales of Assets. The Borrower will not, and will not cause or permit any of its Subsidiaries to:

      (a) merge into or consolidate with any Person, or permit any other Person to merge into or consolidate with it, provided that, if there exists no Default or Event of Default at the time thereof or immediately after giving effect thereto (i) any Wholly Owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Wholly Owned Subsidiary may merge into or consolidate with any other Wholly Owned Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary and no Person other than the Borrower or a Wholly Owned Subsidiary receives any consideration; or

      (b) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any amount of Capital Stock of any Subsidiary of the Borrower, except that (a) the Borrower and any Subsidiary of the Borrower may sell or dispose of inventory and obsolete equipment in the ordinary course of business, (b) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, the Borrower or any of its Subsidiaries may sell or dispose of assets (not including Capital Stock owned by the Borrower or any Subsidiary of the Borrower) for fair market value outside the ordinary course of business (each an "Asset Disposition") so long as the cumulative aggregate noncash consideration for all such Asset Dispositions after the date hereof shall not exceed $10,000,000 in fair market value and provided that the aggregate Net Cash Proceeds of all such Asset Dispositions are, to the extent they exceed $25,000,000, applied in accordance with the terms of Section 2.12(c) hereof to repay the Loans and reduce the Commitments, and (c) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, the Borrower may transfer control, through a sale, corporate transaction or other disposition, of the hotel contracts and related assets for its hotel customers outside of the United States.

      SECTION 6.06. Dividends and Distributions; Restrictions on AbilitDividends and Distributions; Restrictions on Ability of Subsidiaries to Pay Dividends. The Borrower will not, and will not cause or permit any of its Subsidiaries to, declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its Capital Stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary of the Borrower to purchase or acquire) any shares of any class of its Capital Stock or set aside any amount for any such purpose; provided, however, that (a) any Subsidiary of the Borrower may declare and pay dividends or make other distributions to another Wholly Owned Subsidiary or to the Borrower, and (b) so long as there exists no Default or Event of Default both before and after giving effect to such dividend, distribution or repurchase (i) the Borrower may make redemptions or repurchases of its Capital Stock in connection with employee stock options upon termination of such employment, for an aggregate amount of consideration paid from and after the date hereof of up to $10,000,000, in connection with any employee stock option or incentive plans, (ii) the Borrower may declare and pay dividends or distributions to its shareholders, and redeem, purchase, retire or otherwise acquire for value any shares of any class of its Capital Stock, and (iii) any Subsidiary of the Borrower may declare and/or pay any dividends in accordance with the terms of the Reorganization Plan.

      Transactions  with  Affiliates.  Except  in  accordance  with the terms of
Section 6.06 hereof, the Borrower will not, and will not cause or permit any of its Subsidiaries to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, or permit any Subsidiary of the Borrower to sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with any of its Affiliates, except that the Borrower or any Subsidiary of the Borrower may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's length basis from unrelated third parties; provided, however, that the foregoing shall not preclude the Borrower nor any Subsidiary of the Borrower from performing and complying with its obligations under (a) the Ascent Agreements in accordance with the terms thereof on the date hereof or, so long as any such amendment (or extension to additional services, in the case of the Services Agreement) does not materially adversely affect the interests of the Administrative Agent, the Issuing Bank or the Lenders, as the same may be hereafter amended (or extended to additional services) or (b) the transactions necessary to consummate the Corporate Restructuring. Notwithstanding anything in this Agreement or the other Loan Papers to the contrary, it is understood by all parties hereto that all or any of the Ascent Agreements may be terminated by the parties thereto at any time during the term of this Agreement.

      Limitation on Restrictive Agreements. The Borrower will not, and will not cause or permit any of its Subsidiaries to, enter into any indenture, agreement, instrument, financing document or other arrangement which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon: (a) the granting of Liens, (b) the making or granting of Guarantees, (c) the payment of dividends or distributions, (d) the purchase, redemption or retirement of any Capital Stock,
(e) the making of loans or advances or (f) transfers or sales of property or assets (including Capital Stock) by the Borrower or any of its Subsidiaries, other than restrictions on the granting of Liens on, or the transfer of, assets that are encumbered by Liens permitted under clauses (b), (h) and (i) of Section
6.02 hereof with respect to the property or assets covered by such Lien only.

      Leverage Ratio. The Borrower will not permit the Leverage Ratio as of the last day of any fiscal quarter ending during any period set forth below to be more than the ratio set forth below for such period:

            Quarter Ending Ratio                        Ratio

            From the Closing Date to
            through December 31, 1997                 2.50 to 1.00

            January 1, 1998 and thereafter                  2.00      to
1.00

      In the event that the Borrower shall complete, directly or through a Subsidiary of the Borrower, a permitted acquisition, the Leverage Ratio shall be determined thereafter, to the extent necessary, by computing such ratio on a pro forma basis as if such acquisition had been completed on the first day of the period of four consecutive fiscal quarters ending on the dates indicated above occurring after the date of such acquisition.

      Coverage Ratio. The Borrower will not permit the Coverage Ratio as of the last day of any fiscal quarter ending during any period set forth below to be less than 4.00 to 1.00. In the event that the Borrower shall complete, directly or through a Subsidiary of the Borrower, a permitted acquisition, the Coverage Ratio shall be determined thereafter, to the extent necessary, by computing such ratio on a pro forma basis as if such acquisition had been completed on the first day of the period of four consecutive fiscal quarters ending on the dates indicated above occurring after the date of such acquisition.

      Amendments to Organizational Documents. The Borrower will not, and will not cause or permit any of its Subsidiaries to, enter into any amendment of any term or provision, or accept any consent or waiver with respect to any such provision, of its articles of incorporation, by-laws, or its organizational documents, as applicable, in any manner that is material and adverse to the Lenders.


                                  ARTICLE VII

                               Events of Default

      In case of the happening of any of the following events ("Events of Default"):

      (a) (i) any representation or warranty made or deemed made by the Borrower or any of its Subsidiaries (except representations and warranties by or on behalf of Spectradyne and its Subsidiaries on the Closing Date) in, or in connection with, this Agreement or in any other Loan Paper, or in connection with any agreement related to the Corporate Restructuring or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or written information contained in any report, certificate, financial statement or other instrument prepared by the Borrower or any Subsidiary of the Borrower (except Spectradyne and its Subsidiaries) and furnished by the Borrower or any Subsidiary of the Borrower (except Spectradyne and its Subsidiaries) in connection with or pursuant to this Agreement or any other Loan Paper, or in connection with any of the transactions contemplated to occur as of the Closing Date, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished; or

            (ii) any representation or warranty made or deemed made by or on behalf of Spectradyne or any of its Subsidiaries on the Closing Date: in or in connection with, this Agreement or in any other Loan Paper, or in connection with any agreement related to the Corporate Restructuring or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or written information contained in any report, certificate, financial statement or other instrument prepared by Spectradyne or any Subsidiary of Spectradyne and furnished by the Borrower or any Subsidiary of the Borrower in connection with or pursuant to this Agreement or any other Loan Paper, or in connection with any of the transactions contemplated to occur as of the Closing Date, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished, and which could reasonably be expected to have a Material Adverse Effect;

      (b) default shall be made in the payment of any principal of any Loan or the reimbursement of principal with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

      (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under this Agreement or any other Loan Paper, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;
      (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of the Borrower of any covenant, condition or agreement contained in Sections 5.01(a), 5.05 or 5.08 hereof or in Article VI hereof;

      (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of the Borrower of any covenant, condition or agreement contained in this Agreement (other than those specified in (b), (c) or (d) above) or in any other Loan Paper and such default shall continue unremedied for a period of 15 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

      (f) the Borrower or any Subsidiary of the Borrower shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $10,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

      (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary of the Borrower, or of a substantial part of the property or assets of the Borrower or a Subsidiary of the Borrower, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar Law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary of the Borrower or for a substantial part of the property or assets of the Borrower or a Subsidiary of the Borrower or (iii) the winding-up or liquidation of the Borrower or any Subsidiary of the Borrower; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

      (h) the Borrower or any Subsidiary of the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar Law,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in
(g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary of the Borrower, or for a substantial part of the property or assets of the Borrower or any Subsidiary of the Borrower, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding,
(v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

      (i) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against the Borrower, any Subsidiary of the Borrower or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary of the Borrower to enforce any such judgment;

      (j) an ERISA Event shall have occurred that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Borrower, any Subsidiary of the Borrower, or any combination thereof, in an aggregate amount exceeding $10,000,000;

      (k)   there shall have occurred a Change in Control;

      (l) Ascent shall: (i) fail to pay any principal or interest, regardless of amount, due in respect of the Ascent Loan Facility, when and as the same shall become due and payable taking into account any applicable period of grace thereunder, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing the Ascent Loan Facility if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

      (m) any of the following shall occur: (i) This Agreement, any guarantee or promissory note executed in connection with this Agreement (collectively, the "Material Agreements"), or any material provision of any thereof shall, for any reason, not be valid and binding on the Obligor signatory thereto, or not be in full force and effect, or shall be declared to be null and void; or (ii) the validity or enforceability of any Material Agreement shall be contested by any Obligor, the Borrower, any Subsidiary of the Borrower or any of their Affiliates; or (iii) any Obligor shall deny in writing that it has any or further liability or obligation under its respective Material Agreements; or
(iv) any default or breach under any provision of any Material Agreement shall continue after the applicable grace period, if any, specified in such Material Agreement;

      (n) the occurrence of either of the following two events: (i) confirmation of the Reorganization Plan is revoked; or (ii) the Reorganization Plan is modified after confirmation in any manner not described on Schedule 7.0 hereto
(A)without prior written notice to the Lenders or (B) in any manner material and adverse to the interest of the Lenders (as determined by the Required Lenders in their sole discretion) and without the prior written consent of the Administrative Agent and the Required Lenders; or

      (o) at any time that the debt limitation on the Borrower in the Corporate Agreement with Ascent operates to limit the ability of the Borrower to make a borrowing hereunder at a time when the Borrower needs such ability to meet operating expenses or capital requirements in each case approved by the Borrower's Board of Directors (as such approval may be amended), provided that, no amendment to any such approval may be made once operating expenses or capital requirements have been incurred or made, or to avoid a Default or an Event of Default under this subsection (v);

then, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the either or both of the Short Term Commitment or the Long Term Commitment,
(ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding or (iii) require cash collateral as contemplated by Section 2.21(j) hereof; and in any event with respect to the Borrower described in paragraph (g) or (h) above, all the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest hereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding. Notwithstanding anything in this Agreement or in any Loan Paper to the contrary, to the extent any Default or Event of Default under any of subsections (a), (d) or (e) above is due exclusively to the actions, inactions or misrepresentations with respect to any foreign Subsidiary of the Borrower, then such event shall not be a Default or Event of Default unless such event could also reasonably be expected to cause a Material Adverse Effect.


                                 ARTICLE VIII

                           The Administrative Agent

      In order to expedite the transactions contemplated by this Agreement and the other Loan Papers, NationsBank is hereby appointed to act as Administrative Agent on behalf of the Lenders and the Issuing Bank. Each of the Lenders and
each assignee of any such Lender, hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or assignee or the Issuing Bank and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Bank, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Bank all payments of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or the Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement and the other Loan Papers of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement and the other Loan Papers as received by the Administrative Agent.

      Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained herein. The Administrative Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, the other Loan Papers or any other instruments or agreements. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender or the Issuing Bank of any of its obligations hereunder or to any Lender or the Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or the issuing Bank or the Borrower of any of their respective obligations hereunder or in connection herewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

      The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Paper unless it shall be requested in writing to do so by the Required Lenders.

      Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.05 hereof shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

      With respect to the Loans made by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary of the Borrower or other Affiliate thereof as if it were not Administrative Agent.

      Each Lender agrees (a) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by the Administrative Agent, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be Imposed on, incurred by or asserted against it in its capacity as the Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Paper, or any action taken or omitted by it or any of them under this Agreement or any other Loan Paper, to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to the Administrative Agent or any such other indemnified Person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents.

      Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Papers. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement and the other Loan Papers, or any related agreement or any document furnished hereunder or thereunder.


                                  ARTICLE IX

                                 Miscellaneous

      Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

      (a)   if to the Borrower, to it at:

            On Command Corporation
            3301 Olcott Street
            Santa Clara, CA  85054
            Attn:             Brian Steel
            Telephone:        (408) 496-1800
            Telecopy No.:     (408) 496-0668

      With a copy to:

            Ascent Entertainment Group., Inc.
            One Tabor Center, Suite 2800
            1200 17th Street
            Denver, Colorado  80202
            Attention:        W. D. Minami
            Telephone:        (303) 626-7030
            Telecopy No.:     (303) 595-0823

      With a copy to:

            Ascent Entertainment Group, Inc.
            One Tabor Center, Suite 2800
            1200 17th Street
            Denver, Colorado  80202
            Attention:        Arthur Aaron, Esq.
            Telephone:        (303) 626-7040
            Telecopy No.:     (303) 595-0127

      (b)   if to the Administrative Agent, to it at:

            NationsBank of Texas, National Association
            NationsBank Plaza
            901 Main Street, 64th Floor
            Dallas, Texas  75202
            Telephone No.:    (214) 508-0860
            Telecopier No.:   (214) 508-9390
            Attention:        Mr. Gregory I. Meador
                              Vice President

            With a copy to:

            Donohoe, Jameson & Carroll, P.C.
            3400 Renaissance Tower
            1201 Elm Street
            Dallas, Texas  75270
            Telephone No.:    (214) 698-3814
            Telecopier No.:   (214) 744-0231
            Attention:        Melissa Ruman Stewart

      (c) if to a Lender, to it at its address (or telecopy number) set forth on the signature pages hereto or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement and the other Loan Papers shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

      Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement and the other Loan Papers shall be considered to have been relied upon by the Lenders and the Issuing Bank and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Bank, regardless of any investigation made by the Lenders or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Paper is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.13. 2.15, 2.19 and 9.05 hereof shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Paper, or any investigation made by or on behalf of the Administrative Agent, any Lender or the Issuing Bank.

      Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

      Successors and Assigns.ssors and Assigns

      (a) Whenever in this Agreement or any other Loan Paper any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent, the Issuing Bank or the Lenders that are contained in this Agreement and the other Loan Papers shall bind and inure to the benefit of their respective successors and assigns.

      (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement and the other Loan Papers (including all or a portion of its Commitments and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender, (x) the Borrower and the Administrative Agent (and, in the case of any assignment of a Commitment, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) and (y) the amount of the Commitments of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 (or, if less, the entire remaining amount of such Lender's Commitments) and will not result in the unassigned portion, if any, of the assigning Lender's Commitments being less than $10,000,000 (provided, however, that the $10,000,000 amounts referred to in this clause (i) shall be reduced ratably in accordance with any reductions in the Total Commitments) (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and the other Loan Papers and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Papers (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement and the other Loan Papers, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.05 hereof, as well as to any Fees accrued for its account and not yet paid). The Borrower shall, at its expense, issue to the assignor and assignee new promissory notes, as applicable, in the respective amounts of each such Lender's Pro Rata Percentage in the Loans, each in the form of the promissory notes delivered by the Borrower on the Closing Date.

      (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitments, and the outstanding balances of its Revolving Loans and Competitive Loans, in each case without giving effect to assignments thereof which have nor become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Paper, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Paper, or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary of the Borrower or the performance or observance by the Borrower or any Subsidiary of the Borrower of any of its obligations under this Agreement or any other Loan Paper or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 or delivered pursuant to Section 5.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Papers; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Papers as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other Loan Papers are required to be performed by it as a Lender.

      (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at its offices in Dallas, Texas a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement and the other
Loan Papers, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of the Borrower, the Issuing Bank and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders and the Issuing Bank. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

      (f) Each Lender may without the consent of the Borrower, the Issuing Bank or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement and the other Loan Papers (including all or a portion of its Commitments and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement and the other Loan Papers shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 hereof to the same extent as if they were Lenders and (iv) the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Papers, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Papers (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or increasing or extending the Commitments).

      (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section
9.04. disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to
Section 9.16 hereof.

      (h) Any Lender may at any time assign all or any portion of its rights under this Agreement and the other Loan Papers to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

      (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent, the Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

      (j) In the event that Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., Moody's Investors Service, Inc., and Thompson's BankWatch (or Insurance Watch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Lender, downgrade the longterm certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by Insurance Watch Ratings Service)), then the Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Borrower to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Commitments to such assignee; provided, however, that (i) no such assignment shall conflict with any Law, rule and regulation or order of any Governmental Authority and
(ii) the Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

      Expenses; Indemnity.penses; Indemnity

      (a) The Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Issuing Bank in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Papers or in connection with any amendments, modifications or waivers of the provisions hereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Papers, or in connection with the Loans made or Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of Donohoe, Jameson & Carroll, P.C., counsel for the Administrative Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent or any Lender.

      (b) The Borrower agrees to indemnify the Administrative Agent, each Lender and the Issuing Bank, each Affiliate of any of the foregoing Persons and each of their respective directors, officers, employees and agents (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement and the other Loan Papers or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Lenders of Credit, (iii) the Corporate Restructuring or any transactions connected therewith or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of, or breach of contract by, such Indemnitee.

      (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the other Loan Papers, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement, any other Loan Paper, or any investigation made by or on behalf of the Administrative Agent, any Lender or the Issuing Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

      Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Papers held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

      Applicable Law. THIS AGREEMENT AND THE OTHER LOAN PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS (EXCEPT, IN THE CASE OF CERTAIN OF THE LOAN PAPERS, TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION GOVERN THE PERFECTION AND EFFECT OF PERFECTION OR NON-PERFECTION OF CERTAIN LIENS). EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF TEXAS.

      Waivers; Amendment.aivers; Amendment

      (a) No failure or delay of the Administrative Agent, any Lender or the Issuing Bank in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Paper, or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

      (b) Neither this Agreement nor any provision hereof or in any other Loan Paper may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby (ii) change or extend the Commitments or decrease the Commitment Fees or the Facility Fees of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Sections 2.16 or 9.04(i) hereof, the provisions of this Section or the definition of the term "Required Lenders", without the prior written consent of each Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank hereunder without the prior written consent of the Administrative Agent or the Issuing Bank.

      Interest Rate Limitation. It is not the intention of any party to any Loan Papers to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. In no event shall the Borrower or any other Person be obligated to pay any amount in excess of the Maximum Amount. If Administrative Agent or any Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower or the other Person entitled thereto. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, each Obligor, Administrative Agent and each Lender shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligation so that the interest rate is uniform throughout the entire term of the Obligation; provided that if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Administrative Agent or Lenders, as appropriate, shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, neither Administrative Agent nor any Lender shall be subject to any penalties provided by any Laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This
Section 9.09 shall control every other provision of all agreements among the parties to the Loan Papers pertaining to the transactions contemplated by or contained in the Loan Papers.

      SECTION 9.10. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN PAPER. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN PAPERS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

      Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Paper should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03 hereof. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

      Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

      Jurisdiction; Consent to Service of Process.ervice of Process

      (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any Texas State court or Federal court of the United States of America sitting in Dallas, Texas and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Paper, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Texas State or, to the extent permitted by Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Loan Paper shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Paper against the Borrower or its properties in the courts of any jurisdiction.

      (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Paper in any Dallas, Texas State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) Each party to this Agreement and any other Loan Paper irrevocably consents to service of process in the manner provided for notices in Section
9.01 hereof. Nothing in this Agreement or any other Loan Paper will affect the right of any party to this Agreement or any other Loan Paper to serve process in any other manner permitted by Law.

      Confidentiality. The Administrative Agent, the Issuing Bank and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by Applicable Laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or (e) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.16 or (ii) becomes available to the Administrative Agent the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Issuing Bank or any Lender based on any of the foregoing) that are received from the Borrower and related to the Borrower, any shareholder of the Borrower or any employee, customer or supplier of the Borrower, other than any of the foregoing that were available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this
Section 9.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


THE BORROWER:                       ON COMMAND CORPORATION



                                    By:
                                    Its:



THE ADMINISTRATIVE AGENT:



                                    NATIONSBANK   OF   TEXAS,   NATIONAL
                                    ASSOCIATION,    as    Administrative
                                    Agent



                                    By:   Gregory I. Meador
                                    Its:  Vice President


LENDERS:
                                    NATIONSBANK   OF   TEXAS,   NATIONAL
                                    ASSOCIATION,   individually   as   a
                                    Lender
Pro Rata Percentage:

      100%

Address:
901 Main Street
64th Floor
Dallas, Texas  75202
                                    By:   Gregory I. Meador
Attn.:            Gregory I. Meador       Its:  Vice President
Telephone:  (214) 508-0860
Telecopy:   (214) 508-9390